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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CARLISLE COMPANIES INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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CARLISLE COMPANIES INCORPORATED

13925 Ballantyne Corporate Place, Suite 400
Charlotte, North Carolina 28277
(704) 501-1100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The 2009 Annual Meeting of Shareholders of Carlisle Companies Incorporated (the "Company") will be held at the offices of the Company, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina on Monday, April 20, 2009, at 12:00 noon for the following purposes:

  1.
  To elect four (4) directors.

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2009 fiscal year.

  3.
  To approve an amendment to the Company's Executive Incentive Program to increase the number of shares authorized for issuance under the Program.

  4.
  To transact any other business properly brought before the meeting.

        Only shareholders of record at the close of business on February 25, 2009 will be entitled to vote whether or not they have transferred their stock since that date.

        SHAREHOLDERS ARE URGED TO FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

By Order of the Board of Directors
STEVEN J. FORD Secretary

Charlotte, North Carolina
February 27, 2009

 PROXY STATEMENT

GENERAL

        The enclosed Proxy is solicited by the Board of Directors.    The cost of proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may devote part of their time to solicitation by facsimile, telephone or personal calls. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to beneficial owners and for reimbursement of their out-of-pocket and clerical expenses incurred in connection therewith. Proxies may be revoked at any time prior to voting. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 40.

        The mailing address of the principal executive offices of the Company is Carlisle Companies Incorporated, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277. The Company intends to mail to shareholders of record as of February 25, 2009 this Proxy Statement and the enclosed Proxy, together with the 2008 Annual Report, on or about March 10, 2009. Upon written request mailed to the attention of the Secretary of the Company, at the address set forth above, the Company will provide without charge a copy of its 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

        Important notice regarding the availability of proxy materials for the 2009 Annual Meeting of Shareholders of the Company to be held on April 20, 2009:

        The proxy materials relating to the 2009 Annual Meeting and the 2008 Annual Report are available on the Internet. Please go to http://www.carlisle.com/2009proxymaterials/ to view and obtain the proxy materials on-line.

VOTING SECURITIES

        At the close of business on February 25, 2009, the Company had 60,990,654 shares of common stock ("Shares" or "Common Shares") outstanding, all of which are entitled to vote. The Company's Restated Certificate of Incorporation provides that each person who received Shares pursuant to the Agreement of Merger, dated March 7, 1986, which was approved by the shareholders of Carlisle Corporation and became effective on May 30, 1986, is entitled to five votes per Share. Persons acquiring Shares after May 30, 1986 (the effective date of the Merger) are entitled to one vote per share until the Shares have been beneficially owned (as defined in the Restated Certificate of Incorporation) for a continuous period of four years. Following continuous ownership for a period of four years, the Shares are entitled to five votes per share. The actual voting power of each holder of Shares will be based on shareholder records at the time of the Annual Meeting. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 40. In addition, holders of Shares issued from the treasury, other than in connection with the exercise of stock options, before the close of business on February 25, 2009 (the record date for determining shareholders entitled to vote at the Annual Meeting) will be entitled to five votes per share unless the Company's Board of Directors (the "Board of Directors" or "Board") determines otherwise at the time of authorizing such issuance.

 SECURITY OWNERSHIP

A. Beneficial Owners.

        The following table provides certain information as of December 31, 2008 with respect to any person who is known to the Company to have been the beneficial owner of more than five percent (5%) of the Common Shares, the Company's only class of voting securities. As defined in Securities and Exchange Commission Rule 13d-3, "beneficial ownership" means essentially that a person has or shares voting or investment decision power over shares. It does not necessarily mean that the person enjoyed any economic benefit from those shares. The information included in the table is from Schedules 13G filed with the Securities and Exchange Commission by (i) Franklin Advisory Services, LLC, (ii) JPMorgan Chase & Co., (iii) Lord, Abbett & Co. LLC and (iv) Wellington Management Company, LLP.

Name and Address of Beneficial Owner	Number of Shares(1)	Percentage
Franklin Advisory Services, LLC One Parker Plaza, 9th Floor Fort Lee, New Jersey 07024	6,554,331	10.7%
JPMorgan Chase & Co. 270 Park Avenue New York, New York 10017	3,864,513	6.3%
Lord, Abbett & Co. LLC 90 Hudson Street Jersey City, New Jersey 07302	7,813,828	12.81%
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	4,626,903	7.58%

(1)
Based on the referenced Schedule 13G filing, each listed reporting person beneficially owns the listed shares.

B. Nominees, Directors and Officers.

        The following table provides information as of January 30, 2009, as reported to the Company by the persons and members of the group listed, as to the number and the percentage of Common Shares beneficially owned by: (i) each director, nominee and executive officer named in the Summary

Compensation Table on page 26; and (ii) all directors, nominees and current executive officers of the Company as a group.

Name of Director/Executive or Number of Persons in Group	Number of Shares		Percentage
Robert G. Bohn	1,229	(l)	0.00%
Donald G. Calder	183,268	(a)(c)(f)(l)	0.29%
Robin S. Callahan	33,729	(f)(h)(l)	0.05%
Paul J. Choquette, Jr.	36,485	(f)(l)	0.06%
Terry D. Growcock	1,184	(l)	0.00%
Peter L.A. Jamieson	34,194	(f)(k)(l)	0.05%
Peter F. Krogh	30,778	(f)(i)(k)(l)	0.05%
Stephen P. Munn	424,971	(b)(f)	0.68%
David A. Roberts	328,622	(d)(e)(j)	0.53%
Gregg A. Ostrander	92	(k)(l)	0.00%
Lawrence A. Sala	29,026	(f)(k)(l)	0.05%
Magalen C. Webert	91,596	(f)(g)(k)(l)	0.15%
John W. Altmeyer	320,796	(d)(e)(j)	0.51%
Steven J. Ford	141,058	(d)(e)(j)	0.23%
Carol P. Lowe	119,054	(d)(e)(j)	0.19%
Michael D. Popielec	230,680	(d)(e)(j)	0.37%
D. Christian Koch	43,445	(d)(e)(j)	0.07%
21 Directors and current executive officers as a group	2,266,823	(a)-(l)	3.64%

(a)
Includes 7,000 Shares held by Mr. Calder's wife. Mr. Calder disclaims beneficial ownership of these Shares.

(b)
Includes 10,400 Shares held by Mr. Munn's wife. Mr. Munn disclaims beneficial ownership of these Shares.

(c)
Includes 116,202 Shares held by a foundation as to which Mr. Calder is a trustee. Mr. Calder disclaims beneficial ownership of these Shares.

(d)
Includes Shares allocated as of December 31, 2008 to the accounts of the following executive officers participating in the Company's Employee Incentive Savings Plan: Mr. Roberts, 289 Shares; Mr. Ford, 4,096 Shares; Mrs. Lowe, 1,814 Shares; Mr. Popielec, 882 Shares; Mr. Altmeyer, 9,279 Shares; and Mr. Koch, 112 Shares. Each participant in the Plan has the right to direct the voting of Shares allocated to his or her account. Shares are held by the trustee of the Employee Incentive Savings Plan in a commingled trust fund with beneficial interest allocated to each participant's account.

(e)
Includes Shares which the following executive officers have the right to acquire within sixty (60) days through the exercise of stock options issued by the Company: Mr. Roberts, 180,833 Shares; Mr. Ford, 113,167 Shares; Mrs. Lowe, 103,333 Shares; Mr. Altmeyer, 246,167 Shares; Mr. Popielec, 207,333 Shares and Mr. Koch, 23,333 Shares. Shares issued from the treasury of the Company pursuant to the exercise of stock options have one vote per share until such Shares have been held for a continuous period of four (4) years.

(f)
Includes Shares which the following non-employee directors have the right to acquire within sixty (60) days through the exercise of stock options issued by the Company: Mr. Calder, 12,000 Shares; Mrs. Callahan, 14,000 Shares; Mr. Choquette, 26,000 Shares; Mr. Jamieson, 16,000 Shares; Mr. Krogh, 26,000 Shares; Mr. Munn, 70,000 Shares; Mr. Sala, 20,000 Shares; and Mrs. Webert, 26,000 Shares. Shares issued from the treasury of the Company pursuant to the exercise of stock options have one vote per share until such Shares have been held for a continuous period of four (4) years.

(g)
Includes 5,000 Shares held by Mrs. Webert's husband. Mrs. Webert disclaims beneficial ownership of these Shares.

(h)
Includes 1,500 Shares held by Mrs. Callahan's husband. Mrs. Callahan disclaims beneficial ownership of these Shares.

(i)
Includes 200 Shares held by Mr. Krogh's wife. Mr. Krogh disclaims beneficial ownership of these Shares.

(j)
Includes restricted Shares as follows: Mr. Roberts, 127,500 Shares; Mr. Ford, 9,600; Mrs. Lowe, 10,675 Shares; Mr. Altmeyer, 30,450 Shares; Mr. Popielec, 15,650 Shares; and Mr. Koch, 20,000 Shares. Restricted Shares have one vote per share until such Shares have been held for a continuous period of four (4) years.

(k)
The table does not include the following Share equivalent units ("Units") credited to the directors under the Company's Deferred Compensation Plan for Non-Employee Directors: Mr. Jamieson, 14,456 Units; Mr. Krogh, 7,368 Units; Mr. Ostrander, 525 Units; Mr. Sala, 6,382 Units; and Mrs. Webert, 6,664 Units. The value of the Units will be paid to the director in cash upon his or her termination of service.

(l)
The table does not include the following restricted Share units ("RSUs") credited to the directors under the Company's Non-Employee Director Equity Plan: Mr. Bohn, 1,717 RSUs; Mr. Calder, 1,844 RSUs; Mrs. Callahan, 1,844 RSUs; Mr. Choquette, 1,844 RSUs; Mr. Growcock, 1,486 RSUs; Mr. Jamieson, 1,844 RSUs; Mr. Krogh, 1,844 RSUs; Mr. Ostrander, 1,671 RSUs; Mr. Sala, 1,844 RSUs and Mrs. Webert, 1,844 RSUs. The RSUs will be paid to the director in Shares upon his or her termination of service.

BOARD OF DIRECTORS

A. Election of Directors

        The Company's Restated Certificate of Incorporation provides for a classified Board of Directors under which the Board is divided into three (3) classes of directors, each class as nearly equal in number as possible.

        Four (4) directors are to be elected at the 2009 Annual Meeting. The directors will be elected to serve for a three-year term until the 2012 Annual Meeting and until their successors are elected and qualified. Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that the accompanying Proxy will be voted for the four nominees in the absence of instructions to the contrary. Abstentions, broker non-votes, and instruction on the accompanying Proxy to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes than if the votes were cast for the respective nominees. For voting purposes, proxies requiring confirmation of the date of beneficial ownership received by the Board of Directors with such confirmation not completed so as to show which Shares beneficially owned by the shareholder are entitled to five votes will be voted with one vote for each Share. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 40. In the event any nominee is unable to serve (an event management does not anticipate), the Proxy will be voted for a substitute nominee selected by the Board of Directors or the number of directors will be reduced.

        The Board of Directors does not impose arbitrary term limits, but a director is required to submit his or her resignation at the Annual Meeting following the date when he or she reaches age 72.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING NOMINEES.

 Nominees for Election

        The following table sets forth certain information relating to each nominee, as furnished to the Company by the nominee. Except as otherwise indicated, each nominee has had the same principal occupation or employment during the past five years. All of the nominees are currently serving as Directors.

Name	Age	Position with Company, Principal Occupation, and Other Directorships	Period of Service as Director(1)
Paul J. Choquette, Jr.	70	Chairman and Chief Executive Officer of Gilbane, Inc., the holding company for Gilbane Development, Inc., and Gilbane Building Company, real estate development and construction management companies. Chairman of Compensation Committee (from May 2008) and member of Corporate Governance and Nominating Committee (through May 2008), Executive Committee and Pension and Benefits Committee (from September 2008) of the Company.	April, 1991 to date.
Stephen P. Munn	66
		Lead Director (since June, 2007) of the Company. Former Chairman of the Board (from January, 1994 to June, 2007) and Chief Executive Officer (from September, 1988 to February, 2001) of the Company. Director of 62 mutual funds owned by Prudential. Member of the Executive Committee of the Company.	September, 1988 to date.
Lawrence A. Sala	46
		Chairman, President and Chief Executive Officer of Anaren, Inc., manufacturer of microwave electronic components and subsystems for satellite and defense electronics, and telecommunications. Director of Anaren, Inc. Chairman of Corporate Governance and Nominating Committee (from May 2008) and member of Audit Committee, Executive Committee (from May 2008) and Pension and Benefits Committee (through September 2008) of the Company.	September, 2002 to date.
Magalen C. Webert	57	Private investor. Member of Pension and Benefits and Corporate Governance and Nominating Committees of the Company.	May, 1999 to date.

(1)
Information reported includes service as a Director of Carlisle Corporation, the Company's predecessor.

 Directors With Unexpired Terms

        The following table sets forth certain information relating to each director whose term has not expired, as furnished to the Company by the director. Except as otherwise indicated, each director has had the same principal occupation or employment during the past five years.

Name	Age	Position with Company, Principal Occupation, and Other Directorships	Period of Service as Director(1) Expiration of Current Term
Robert G. Bohn	55	Chairman (since January, 2000) and President and Chief Executive Officer (since November, 1997) of Oshkosh Truck Corporation, a manufacturer of specialty vehicles and bodies for access equipment, defense, fire and emergency and commercial uses. Director of Menasha Corporation. Member of Compensation and Pension and Benefits Committees of the Company.	April, 2008. Term expires 2011.
Robin S. Callahan	62
		Past General Manager, Distribution and Marketing of International Business Machines Corporation, a computer manufacturer and provider of information technology services. Chairman of Audit Committee (from September 2008) and member of Executive and Compensation Committees of the Company.	May, 1998 to date. Term expires 2010.
Donald G. Calder	71
		President of G.L. Ohrstrom & Co., Inc., a private investment firm. Director of Central Securities Corporation and Brown-Forman Corporation. Member of Audit, Corporate Governance and Nominating and Executive Committees of the Company.	December, 1984 to date. Term expires 2010.
Terry D. Growcock	63
		Chairman of the Board of Directors (from May, 2007 to December 31, 2008), Chairman and Chief Executive Officer (from February, 2002 to April, 2007), and President and Chief Executive Officer (from July, 1998 to February, 2002) of The Manitowoc Company, a multi-industry capital goods manufacturer. Director of Harris Corporation and Harsco Corporation. Member of Compensation, Corporate Governance and Nominating and Pension and Benefits Committees of the Company.	September, 2008 to date. Term expires 2011.

Name	Age	Position with Company, Principal Occupation, and Other Directorships	Period of Service as Director(1) Expiration of Current Term
Peter L.A. Jamieson	70	Past Director of Jardine Strategic Holdings, Ltd., a holding company which makes long-term strategic investments. Past Director of Robert Fleming Holdings Limited, an investment banking firm. Member of Audit, Compensation and Pension and Benefits Committees of the Company.	January, 1996 to date. Term expires 2011.
Peter F. Krogh	72
		Dean Emeritus and Distinguished Professor, School of Foreign Service, Georgetown University. Director of Credit Suisse Mutual Funds. Chairman of Pension and Benefits Committee and Member of Compensation and Corporate Governance and Nominating Committees of the Company.	May, 1995 to date. Term expires 2011.
Gregg A. Ostrander	56
		Executive Chairman of the Board of Directors (since January, 2008), Chairman, President and Chief Executive Officer (from April, 2001 to January, 2008) and President and Chief Executive Officer (from 1994 to April 2001) of Michael Foods, Inc., a national leader in egg products, refrigerated potatoes and branded cheese for food service and retail markets. Director of Arctic Cat Inc. and Birds Eye Foods, Inc. Member of the Audit and Compensation Committees of the Company.	August, 2008 to date. Term expires 2011.
David A. Roberts	61
		Chairman, President and Chief Executive Officer (since June, 2007) and Chairman of the Executive Committee of the Company (since September, 2007). Former Chairman (from April, 2006 to June, 2007) and President and Chief Executive Officer (from June, 2001 to June, 2007) of Graco Inc., manufacturer of fluid handling systems and components used in vehicle lubrication, commercial and industrial settings. Director of Franklin Electric Co., ADC Telecommunications, Inc. and Arctic Cat Inc. (resigned, effective March 31, 2009).	June, 2007 to date. Term Expires 2010.

(1)
Information reported includes service as a Director of Carlisle Corporation, the Company's predecessor.

B. Meetings of the Board and Certain Committees

        During 2008, the Board of Directors of the Company held seven (7) meetings and had five (5) standing Committees: (i) Executive, (ii) Audit, (iii) Compensation, (iv) Pension and Benefits and (v) Corporate Governance and Nominating.

        The Executive Committee has the authority to exercise all powers of the Board of Directors between regularly scheduled Board meetings. During 2008, the Executive Committee did not meet.

        The Audit Committee has the sole authority to appoint and terminate the engagement of the Company's independent registered public accounting firm. The functions of the Audit Committee also include reviewing the arrangements for and the results of the auditors' examination of the Company's books and records, internal accounting control procedures, the activities and recommendations of the Company's internal auditors, and the Company's accounting policies, control systems and compliance activities. During 2008, the Audit Committee held ten (10) meetings.

        The Compensation Committee administers the Company's annual and long-term, stock based incentive programs and decides upon annual salary adjustments for various employees of the Company, including the executive officers. During 2008, the Compensation Committee held four (4) meetings.

        The Pension and Benefits Committee monitors the performance of the Company's pension and benefits programs. During 2008, the Pension and Benefits Committee held three (3) meetings.

        The functions of the Corporate Governance and Nominating Committee include developing and maintaining a set of corporate governance guidelines, leading the search for individuals qualified to become members of the Board and recommending such individuals be nominated by the Board to be presented for shareholder approval at the Company's annual meetings, reviewing the Board's committee structure and recommending to the Board for its approval directors to serve as members of each committee, discussing succession planning and recommending a new chief executive officer if a vacancy occurs. During 2008, the Corporate Governance and Nominating Committee held four (4) meetings.

C. Remuneration of Directors

        Lead Director.    Stephen P. Munn serves as Lead Director and as a member of the Executive Committee. He was appointed Lead Director effective June 25, 2007. The Company pays Mr. Munn an annual retainer of $300,000 for his service as a member of the Board of Directors and as Lead Director.

        Mr. Munn entered into a retirement agreement with the Company in 2001 when he ceased serving as chief executive officer of the Company. Under the retirement agreement, Mr. Munn became entitled to receive the following benefits from the Company when he retired on June 25, 2007: (i) continued medical insurance for Mr. Munn and his wife at the premium rates in effect from time to time for active employees, (ii) $450,000 in group term life insurance, and (iii) a pension benefit of $33,333 per month for the life of Mr. Munn and his wife.

        Other Non-employee Directors.    The Company pays an annual fee of $50,000 to each director who is not a member of management (other than Mr. Munn). The annual fee is determined by the Board of Directors. Each non-employee director may elect to receive the annual fee in cash or in Shares (or any combination of cash and Shares). Non-employee directors do not receive meeting attendance fees.

        The Company also pays an annual fee to each non-employee director for service on the Board's Committees. Each member of the Executive Committee (other than Mr. Roberts, the Chairman of the Committee and Mr. Munn, the former Chairman of the Committee) and the Audit Committee received an annual fee of $15,000. The annual fee paid to each member of the Compensation, Pension and

Benefits and Corporate Governance and Nominating Committees was $5,000. The Chairman of each Committee received an additional annual fee of $10,000.

        In addition to the annual retainer and committee fees, each non-employee director is eligible to participate in the Nonemployee Director Equity Plan. The Nonemployee Director Equity Plan provides for the grant of stock options, stock appreciation rights, restricted shares or units or other stock-based awards to non-employee directors. The Board administers the Nonemployee Director Equity Plan and has the discretionary authority to make all award decisions under the Plan. At the meeting of the Board of Directors held on February 5, 2008, the Board of Directors awarded each non-employee director an award of 1,805 restricted stock units having a value of approximately $60,000 based on the closing price of the Company's common stock on the award date. Under the current policy of the Board, each new director receives an award of restricted stock units having a value of $50,000. In connection with their appointments to the Board of Directors during 2008, the Board approved the following grants of restricted stock units, all of which had a value (based on the closing price of the Company's common stock on the award date) of approximately $50,000: (i) Mr. Bohn, 1,688 restricted stock units on May 8, 2008, (ii) Mr. Ostrander, 1,649 restricted stock units on August 4, 2008 and (iii) Mr. Growcock, 1,474 restricted stock units on September 19, 2008.

        All restricted stock units awarded to non-employee directors are fully vested and will be paid in Shares after the director ceases to serve as a member of the Board, or if earlier, upon a change in control of the Company.

        Prior to 2008, the Board of Directors made an annual grant of options to purchase Shares to non-employee directors under the Non-Employee Director Equity Plan. Messrs. Krogh and Jamieson will retire from the Board of Directors at the 2009 Annual Meeting. In recognition of their long service to the Company, the Board of Directors agreed to extend the expiration dates of the stock options granted to them prior to 2008 through the remaining ten year term of the options. In the absence of the extension, the options would have expired one year from the date of their retirement from the Board of Directors at the 2009 Annual Meeting.

        The Company also maintains a Deferred Compensation Plan for Non-Employee Directors. Under the Deferred Compensation Plan, each non-employee director of the Company is entitled to defer up to 100% of the cash fees and restricted stock units otherwise payable to him or her. Each participant can direct the "deemed investment" of his or her account among the different investment funds offered by the Company from time to time. The investment options include (i) a fixed rate fund and (ii) Share equivalent units. All amounts credited to a participant's account under the Deferred Compensation Plan are 100% vested and generally will be paid or commence to be paid after the participant terminates service as a director. At the participant's election, payments can be made in a lump sum or in quarterly installments. Payments under the Deferred Compensation Plan are made in cash from the Company's general assets. For the period January 1, 2008 to December 31, 2008, the fixed rate fund accrued interest at five and one-half percent (5.5%) per annum and the aggregate interest accrued for all participants in the Deferred Compensation Plan was $36,546.

        The Board of Directors has adopted stock ownership guidelines for non-employee directors. The guidelines require each non-employee director to own Shares, restricted stock units and Share equivalent units under the Deferred Compensation Plan having a market value equal to $175,000 within five years of his or her becoming a director. Once the required market value ownership level is achieved, no further purchases are required in the event the value of the Shares held by a director fall below $175,000 due solely to a decrease in the market value of the Shares. Messrs. Bohn, Ostrander and Growcock became directors in 2008 and do not yet own Shares, restricted stock units and Share equivalent units having a market value of $175,000. They have five years from the time they were appointed directors to achieve that ownership level. All other directors owned as of December 31, 2008 the number of Shares, restricted stock units and Share equivalent units required by the ownership guidelines.

        The Company does not make payments (or have any outstanding commitments to make payments) to director legacy programs or similar charitable award programs.

        The following table summarizes the compensation paid to each non-employee director for his or her service to the Board and its committees during 2008:

Director Compensation Table

Name	Fees Earned or Paid in Cash($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)(5)	All Other Compensation($)	Total($)

Robert G. Bohn	$36,250	$49,999	$0	$0	$86,249

Donald G. Calder	$85,000	$60,016	$9,623	$0	$154,639

Robin S. Callahan	$90,000	$60,016	$9,623	$0	$159,639

Paul J. Choquette, Jr.	$81,250	$60,016	$9,623	$0	$150,889

Terry D. Growcock	$22,500	$49,993	$0	$0	$72,493

Peter L.A. Jamieson	$75,000	$60,016	$9,623	$0	$144,639

Peter F. Krogh	$75,000	$60,016	$9,623	$0	$144,639

Stephen P. Munn	$300,000	$0	$48,115	$0	$348,115

Gregg A. Ostrander	$28,750	$49,998	$0	$0	$78,748

Anthony W. Ruggiero(1)	$53,750	$60,016	$0	$0	$113,766

Lawrence A. Sala	$88,750	$60,016	$9,623	$0	$158,389

Eriberto R. Scocimara(2)	$35,000	$0	$9,623	$0	$44,623

Magalen C. Webert	$60,000	$60,016	$9,623	$0	$129,639

(1)
Mr. Ruggiero resigned as a director effective September 10, 2008.

(2)
Mr. Scocimara retired from the Board of Directors at the 2008 Annual Meeting on April 21, 2008 in accordance with the retirement policy of the Board of Directors. Because Mr. Scocimara had announced his retirement prior to the date the restricted stock units were awarded to the non-employee directors on February 5, 2008, Mr. Scocimara received an award of cash, in lieu of a restricted stock unit award, prorated for the period he served on the Board during 2008 through his retirement date.

(3)
The following directors received a portion of their annual fee in Shares: Mr. Bohn—1,223 Shares, Mrs. Callahan—737 Shares, Mr. Choquette—737 Shares, Mr. Growcock—184 Shares, Mr. Krogh—368 Shares, Mr. Ostrander—92 Shares, Mr. Sala—368 Shares and Mrs. Webert—368 Shares.

(4)
The value of the stock and option awards shown in the table is equal to the expense reported for financial reporting purposes in 2008 (before reflecting forfeitures). The full grant date value of the restricted stock units awarded on February 5, 2008 to each of Messrs. Calder, Choquette, Jamieson, Krogh and Sala and to Mrs. Callahan and Mrs. Webert was $60,016. The full grant date value of the restricted stock units awarded (i) on May 8, 2008 to Mr. Bohn was $49,999, (ii) on August 4, 2008 to Mr. Ostrander was $49,998 and (iii) on September 10, 2008 to Mr. Growcock was $49,993. The full grant date value of the restricted stock units awarded equals the amounts shown above, because the restricted stock units were fully vested on the award date. Note 11 to the Company's consolidated financial statements included in the 2008 Annual Report on Form 10-K contains more information about the Company's accounting for stock-based compensation arrangements.

(5)
As of December 31, 2008, the directors listed in the Director Compensation Table (other than Messrs. Ruggiero and Scocimara who were not members of the Board of Directors on December 31, 2008) held options to acquire Shares granted to them under the Company's stock-based compensation plans as follows:

	Grant Date	Option Exercise Price	Exercisable(#)	Unexercisable(#)	Total Outstanding

Mr. Calder	02/02/05	$32.09	2,000	0	2,000
	05/04/05	$36.40	2,000	0	2,000
	02/08/06	$34.43	4,000	0	4,000
	02/07/07	$41.87	2,667	1,333	4,000

Total			10,667	1,333	12,000

Mrs. Callahan	02/04/04	$28.535	2,000	0	2,000
	02/02/05	$32.09	2,000	0	2,000
	05/04/05	$36.40	2,000	0	2,000
	02/08/06	$34.43	4,000	0	4,000
	02/07/07	$41.87	2,667	1,333	4,000

Total			12,667	1,333	14,000

Mr. Choquette	12/01/99	$17.5938	10,000	0	10,000
	02/05/03	$20.03	2,000	0	2,000
	02/04/04	$28.535	2,000	0	2,000
	02/02/05	$32.09	2,000	0	2,000
	05/04/05	$36.40	2,000	0	2,000
	02/08/06	$34.43	4,000	0	4,000
	02/07/07	$41.87	2,667	1,333	4,000

Total			24,667	1,333	26,000

Mr. Jamieson	02/05/03	$20.03	2,000	0	2,000
	02/04/04	$28.535	2,000	0	2,000
	02/02/05	$32.09	2,000	0	2,000
	05/04/05	$36.40	2,000	0	2,000
	02/08/06	$34.43	4,000	0	4,000
	02/07/07	$41.87	2,667	1,333	4,000

Total			14,667	1,333	16,000

Mr. Krogh	12/01/99	$17.5938	10,000	0	10,000
	02/05/03	$20.03	2,000	0	2,000
	02/04/04	$28.535	2,000	0	2,000
	02/02/05	$32.09	2,000	0	2,000
	05/04/05	$36.40	2,000	0	2,000
	02/08/06	$34.43	4,000	0	4,000
	02/07/07	$41.87	2,667	1,333	4,000

Total			24,667	1,333	26,000

Mr. Munn	02/04/04	$28.535	10,000	0	10,000
	02/02/05	$32.09	20,000	0	20,000
	02/08/06	$34.43	20,000		20,000
	02/07/07	$41.87	13,334	6,666	20,000

Total			63,334	6,666	70,000

	Grant Date	Option Exercise Price	Exercisable(#)	Unexercisable(#)	Total Outstanding

Mr. Sala	11/06/02	$20.00	4,000	0	4,000
	02/05/03	$20.03	2,000	0	2,000
	02/04/04	$28.535	2,000	0	2,000
	02/02/05	$32.09	2,000	0	2,000
	05/04/05	$36.40	2,000	0	2,000
	02/08/06	$34.43	4,000	0	4,000
	02/07/07	$41.87	2,667	1,333	4,000

Total			18,667	1,333	20,000

Mrs. Webert	12/01/99	$17.5938	10,000	0	10,000
	02/05/03	$20.03	2,000	0	2,000
	02/04/04	$28.535	2,000	0	2,000
	02/02/05	$32.09	2,000	0	2,000
	05/04/05	$36.40	2,000	0	2,000
	02/08/06	$34.43	4,000	0	4,000
	02/07/07	$41.87	2,667	1,333	4,000

Total			24,667	1,333	26,000

D.    Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten-percent beneficial owners also are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of copies of such forms and written representations from its executive officers and directors, the Company believes that all Section 16(a) filing requirements were complied with on a timely basis during and for 2008. However, during 2008, the Company became aware that Mrs. Webert did not timely report (i) the acquisition of 5,200 Shares in August, 2001 for no consideration as a distribution from a trust for which she was a beneficiary and (ii) the acquisition of 14,850 Shares in June, 2007 for no consideration as the result of a pro-rata liquidating distribution from a limited partnership in which she was a limited partner.

E.    Corporate Governance Matters

        Independence.    The Board recognizes the importance of director independence. Under the rules of the New York Stock Exchange, to be considered independent, the Board must determine that a director does not have a direct or indirect material relationship with the Company. Moreover, a director will not be independent if, within the preceding three (3) years: (i) the director was employed by the Company or receives $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service, (ii) the director was a partner of or employed by the Company's independent auditor, (iii) the director is part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director, (iv) the director is an executive officer or employee of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues, or (v) the director had an immediate family member in any of the categories in (i)—(iv).

        The Board has determined that ten (10) of the Company's twelve (12) directors are independent under these standards. The independent directors are as follows: Robert G. Bohn, Donald G. Calder, Robin S. Callahan, Paul J. Choquette, Jr., Terry D. Growcock, Peter L.A. Jamieson, Peter F. Krogh, Gregg A. Ostrander, Lawrence A. Sala, and Magalen C. Webert. In making its determination that Mr. Growcock is independent, the Board took into consideration that the Company, through its off-highway braking operation, sells braking system parts and components to The Manitowoc Company. At the time of his appointment to the Board on September 10, 2008, Mr. Growcock was Chairman of the board of directors of Manitowoc. The Company's total sales to Manitowoc during 2008 at the time of Mr. Growcock's appointment to the Board were approximately $990,000.

        The other two directors are David A. Roberts, the Company's current Chairman, President and Chief Executive Officer, and Stephen P. Munn who was employed as an executive officer of the Company and served as Chairman of the Board through June 25, 2007 and is currently serving as the Lead Director.

        In addition, each of the directors serving on the Audit, Compensation, Corporate Governance and Nominating and Pension and Benefits Committees are independent under the standards of the New York Stock Exchange.

        Related Party Transactions.    The Board has adopted a policy concerning the review, approval and monitoring of transactions involving the Company and "related persons" (directors and executives officers or their immediate family members, or shareholders owning five percent (5%) or greater of the Company's outstanding Shares). The policy covers any transaction exceeding $120,000 in which the related person has a direct or indirect material interest. Related person transactions must be approved by the Corporate Governance and Nominating Committee which will approve the transaction only if it determines that the transaction is in the best interests of the Company.

        In 2008, in accordance with the requirements of the related party transaction policy, the Corporate Governance and Nominating Committee reviewed the fleet management services Emkay Incorporated provides to the Company's Construction Materials Group. The Company paid Emkay a management fee of approximately $50,000 and reimbursed Emkay for pass-through costs, such as fuel, taxes and vehicle depreciation, for Emkay's services, which in total exceeded $120,000. Emkay has provided fleet management services as a preferred vendor to the Construction Materials Group since 1997. A brother-in-law of Mr. Roberts (the Company's Chairman, President and Chief Executive Officer) is a senior officer and more than ten percent owner of Emkay Incorporated. The Corporate Governance and Nominating Committee reviewed all of the material facts related to the services provided by Emkay and ratified all transactions that occurred during 2008. The Corporate Governance and Nominating Committee will continue to review annually the Company's business relationships with Emkay.

        Meetings of Non-Management Directors.    At the conclusion of each of the regularly scheduled Board meetings, the non-management directors of the Board meet in executive session without management and with the Lead Director presiding at the executive meeting.

        Statement of Corporate Governance Guidelines and Principles.    The Company has adopted a Statement of Corporate Governance Guidelines and Principles and has published the Statement on its website: www.carlisle.com. The Company will provide without charge a copy of the Statement to any shareholder upon written request mailed to the attention of the Company's Secretary at 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277.

        Charters.    The Company has adopted Charters for each of its Audit, Compensation, Pension and Benefits and Corporate Governance and Nominating Committees and has published the Charters on its website: www.carlisle.com. The Company will provide without charge a copy of the Charters to any shareholder upon written request mailed to the attention of the Company's Secretary at 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277.

        Code of Ethics.    The Company's Business Code of Ethics is published on its website: www.carlisle.com. The Company will provide without charge a copy of the Business Code of Ethics to any shareholder upon written request mailed to the attention of the Company's Secretary at 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277.

        Communications with Board of Directors.    Any interested party may communicate with the Board of Directors or with the non-management directors as a group by writing to the Company's Secretary at Carlisle Companies Incorporated, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277, Attention: Secretary. Any written communication will be forwarded to the Board for its consideration.

        Directors are not required to attend the Company's Annual Meeting of Shareholders and none of the directors attended last year's Annual Meeting.

        Nomination Process.    At its February, 2003 meeting, the Board established a Corporate Governance and Nominating Committee. The Committee's Charter is published on the Company's website: www.carlisle.com. All directors serving on the Committee are "independent" under the standards established by the New York Stock Exchange.

        As more fully described in its Charter, the Corporate Governance and Nominating Committee assists the Board by identifying individuals qualified to be directors and recommending such individuals be nominated by the Board for election to the Board by the shareholders. Director nominees should possess the highest personal and professional integrity, ethics and values, and be committed to representing the long-term interests of the Company's shareholders. Nominees should also have outstanding business, financial, professional, academic or managerial backgrounds and experience. Each nominee must be willing to devote sufficient time to fulfill his or her duties, and should be committed to serve on the Board for an extended period of time. Prior to accepting an invitation to serve on another public company board, directors must advise the Corporate Governance and Nominating Committee and the Committee will determine whether such service will create a conflict of interest and/or prevent the director from fulfilling his or her responsibilities.

        The source of director candidates may include: other directors, management, third-party search firms and security holders. Security holders may submit director recommendations to the Corporate Governance and Nominating Committee by writing to the Company's Secretary at Carlisle Companies Incorporated, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277, Attention: Secretary. The writing should include whatever supporting material the security holder considers appropriate and should address the director nominee characteristics described in the immediately preceding paragraph and must be received at least 120 days prior to the applicable Annual Meeting. The Company has not retained a third-party search firm to identify candidates at this time, but may do so in the future in its discretion.

 EXECUTIVE OFFICER
COMPENSATION DISCUSSION AND ANALYSIS

A. Introduction

        The Compensation Committee of the Board of Directors reviews and administers the Company's compensation policies and practices for all executive officers of the Company, including the individuals listed in the compensation disclosure tables beginning on page 26 (the "named executives"). The Compensation Committee currently has seven members, all of whom are independent, non-employee directors.

        In prior years, the Company's executive compensation policies and practices reserved to the Compensation Committee substantial negative discretion to determine after the end of a year the amount of annual cash bonuses and stock-based awards to be made to executives for their and the Company's performance for the year. In 2008, the Compensation Committee engaged Towers Perrin HR Services ("Towers Perrin") to analyze the competitiveness and effectiveness of the Company's executive compensation program. In February 2008, Towers Perrin presented to the Compensation Committee a proposed executive compensation program that was fundamentally different from the largely discretionary program used in prior years. The Compensation Committee adopted the more structured, formula-based executive compensation approach recommended by Towers Perrin for determining the annual and long-term, stock-based incentives for senior executives for 2008. The new approach is described in more detail in this section of the Proxy Statement. The Compensation Committee believes the new program will not only continue to provide a strong link between pay and performance by rewarding executives for superior performance, but it will also be more transparent and easier to communicate to the Company's executives and shareholders, require less complicated administration and provide a valuable retention tool for key executive talent.

B. Role of Compensation Consultant and Executive Officers in Determining Executive Compensation

        In addition to analyzing the design of the Company's executive compensation program, the Compensation Committee also engaged Towers Perrin to evaluate the competitiveness of the total direct compensation provided to Company executives and to provide recommended adjustments to the Compensation Committee. Towers Perrin provides no services to the Company or its management other than services related to the Company's executive compensation program.

        The Compensation Committee also receives input from Company management in connection with the administration of the Company's executive compensation program. Mr. Roberts, the Company's Chairman, President and Chief Executive Officer, provided the Compensation Committee performance evaluations and base salary recommendations for each named executive officer (other than himself). In addition, Mr. Roberts made recommendations to Compensation Committee about the performance measures to be used for determining the 2008 annual incentive compensation awards and the threshold, target and maximum performance levels for the performance measures.

        Mr. Ford, the Company's Chief Financial Officer, provided information and analysis to the Compensation Committee about the financial performance of the Company for the 2008 fiscal year and each of the Company's operating groups for which a named executive officer was responsible. The Compensation Committee used the information and analysis provided by Mr. Ford in determining the annual incentive compensation awards earned by the executives for 2008.

C. Philosophy and Material Elements of Executive Compensation Program

        For 2008, the Compensation Committee adopted a structured, formula-based executive compensation program based on the following guiding principles:

  •
  The program will provide competitive compensation opportunities.

  •
  The program will reward performance that is consistent with key strategic and shareholder goals.

  •
  The program will include financial and non-financial performance measures and, where appropriate, emphasize overall corporate or group performance.

  •
  The program will serve as a retention tool for key executive talent, provide a balance of liquidity and reward executives for superior performance.

The material elements of the total direct compensation provided to executives under the Company's program are (i) base salary, (ii) a target annual cash bonus opportunity expressed as a percentage of each executive's base salary and (iii) a long-term, stock-based award, the expected value of which is also expressed as percentage of base salary. While each element of compensation paid to executive officers is significant, the annual cash bonus and long-term, stock-based awards have the potential to be the largest amounts of the total compensation paid to executive officers.

        In prior years, the Compensation Committee used a peer group of 12 publicly-traded companies of similar size and business to assess the competitiveness of the Company's executive compensation program and to provide a guideline for the total direct compensation provided under the Company's program. The new program adopted for 2008 assesses the competitiveness of the Company's executive compensation program by using data collected from a much larger group of 244 general industry companies in the 2007 Towers Perrin Executive Compensation Database to develop market compensation rates. The companies in the database had revenues of one-half to two times the Company's revenue. The Compensation Committee believes the broader group of companies will be a more reliable and consistent source of market information than the smaller peer group used in prior years. In addition, market compensation rates derived from the larger group of companies will not be unduly influenced by the practices of one or two companies.

        The Compensation Committee intends for the total direct compensation opportunities for the Company's executive officers to be within a range of 15% above or below the median of the market compensation rates developed from the database. The 15% range is intended to allow the Compensation Committee to vary compensation from the median market compensation rate based on a named executive's experience, tenure, internal equity considerations and individual performance.

Base Salaries

        Base salaries provide a baseline level of compensation to executive officers. Base salaries are not linked to the performance of the Company, because they are intended to compensate executives for carrying out the day-to-day duties and responsibilities of their positions.

        The Compensation Committee reviews and adjusts base salary levels in February each year. During the review and adjustment process, the Compensation Committee considers:

  •
  the duties and responsibilities of each executive officer position;

  •
  the relationship of executive officer pay to the base salaries of senior officers and other employees of the Company; and

  •
  whether the base salary levels are competitive based on a comparison of the current base salary with the market base salary derived from the database described above.

        In February 2008, the Committee approved base salary increases for the named executives as follows:

Executive	2007 Base Salary	2008 Base Salary	% Increase

Mr. Roberts	$900,000	$950,000	5.6%

Mr. Ford	$310,000	$335,000	8.1%

Mrs. Lowe	$350,000	$400,000	14.3%

Mr. Altmeyer	$550,000	$580,000	5.4%

Mr. Popielec	$495,000	$520,000	5.0%

Mr. Koch	not applicable	$300,000	not applicable

        All of the base salary adjustments were based on the Committee's evaluation of each named executive's duties and responsibilities and the base salary trends shown by the benchmark database described above. In addition, the Compensation Committee increased Mr. Ford's base salary from $335,000 to $385,250 effective December 1, 2008 to reflect his assumption of additional responsibilities in connection with his appointment as Chief Financial Officer of the Company.

2008 Annual Incentive Compensation Awards

        The Company's executive officers earned annual incentive compensation under the program for 2008 based on the Company's achievement of pre-established performance measures.

        The Compensation Committee first established a target annual incentive award expressed as percentage of each named executive's base salary using the market benchmark database. The 2008 target awards were 100% of base salary for the Chief Executive Officer and 75% of base salary for the other named executives.

        The Compensation Committee then selected the performance measures on which the 2008 annual incentive awards would be based. The measures for the 2008 annual incentive awards to Mr. Roberts, Chief Executive Officer, Mr. Ford, Chief Financial Officer, Mrs. Lowe, President, Trail King Industries, Inc. (a wholly-owned Company subsidiary) and the former Chief Financial Officer and Mr. Koch, President, Asia-Pacific were the Company's consolidated (i) sales, (ii) earnings, (iii) international revenue and (iv) cash conversion,* with each factor having an equal 25% weighting. The measures for the Group Presidents were (i) the Group's (a) sales, (b) operating margin, (c) international revenue and (d) cash conversion and (ii) the Company's consolidated earnings, with each factor having an equal 20% weighting. The Compensation Committee believes that each of these performance measures tracks whether the Company and its core business Groups are operating efficiently and with a view toward long-term, sustainable growth in the United States and abroad. The Compensation Committee believes that superior performance under these measures will ultimately benefit Company shareholders through increased profits, dividends and Share value.

        Finally, the Compensation Committee established threshold, target and maximum levels of performance for each of the measures and determined that 50% of the target annual incentive award would be paid for threshold level performance, 100% of the target annual incentive award would be paid for target level performance and 200% of the target annual incentive award would be paid for performance at or above the maximum level. Under the program adopted by the Compensation Committee, the Company's performance under each of the measures was independently determined from the other measures, so that an annual incentive award was determined for the actual level of performance under each measure. The annual incentive awards under each measure were combined to determine each named executive's aggregate annual incentive award for 2008.

*
Cash conversion is determined by dividing the Company's or a Company Group's (as the case may be) operating cash flow by its net income.

        The following table shows the threshold, target and maximum performance levels for each of the performance measures established by the Compensation Committee for 2008 as well as the Company's actual performance in 2008 and 2007.

Consolidated Company Performance Measures(1)

	Performance Levels Established by the Compensation Committee			Actual Performance
Performance Measure	Threshold	Target	Maximum	2008	2007

Sales	$2.3 billion	$2.9 billion	$3.1 billion	$3.178 billion	$2.889 billion

% change from 2007	-20.4%	0.4%	7.3%	10.0%

International Revenue	$115 million	$150 million	$170 million	$187.2 million	$139.2 million

% change from 2007	-17.4%	7.8%	22.1%	34.5%

Earnings	$146.8 million	$190 million	$220 million	$55.8 million	$183.1 million

% change from 2007	-19.8%	3.8%	20.2%	-69.5%

Operating Cash Conversion	90.0%	100.0%	120.0%	175.8%	120.0%

% change from 2007	-25.0%	-16.7%	0.0%	46.5%

(1)
For 2008 annual incentive awards to Mr. Roberts, Mr. Ford, Mrs. Lowe and Mr. Koch.

Construction Materials Group Performance Measures(2)

	Performance Levels Established by the Compensation Committee			Actual Performance
Performance Measure	Threshold	Target	Maximum	2008	2007

Group Sales	$1.092 billion	$1.365 billion	$1.5 billion	$1.472 billion	$1.365 billion

% change from 2007	-20.0%	0.0%	9.9%	7.8%

Group International Revenue	$44 million	$48 million	$52 million	$56 million	$42.9 million

% change from 2007	2.6%	11.9%	21.2%	30.5%

Group Operating Margin	11.5%	13.0%	13.3%	10.3%	13.3%

% change from 2007	-13.5%	-2.3%	0.0%	-22.6%

Consolidated Earnings	$146.8 million	$190 million	$220 million	$55.8 million	$183.1 million

% change from 2007	-19.8%	3.8%	20.2%	-69.5%

Group Operating Cash Conversion	90.0%	100.0%	120.0%	143.1%	158.5%

% change from 2007	-43.2%	-36.9%	-24.3%	-9.7%

(2)
For 2008 annual incentive award to Mr. Altmeyer.

 Applied Technologies Group Performance Measures(3)

	Performance Levels Established by the Compensation Committee			Actual Performance
Performance Measure	Threshold	Target	Maximum	2008	2007

Group Sales	$240.1 million	$308.4 million	$336.0 million	$464.1 million	$300.2 million

% change from 2007	-20.0%	2.7%	11.9%	54.6%

Group International Revenue	$29.6 million	$40.7 million	$44.4 million	$44.0 million	$32.4 million

% change from 2007	-8.6%	25.6%	37.0%	35.8%

Group Operating Margin	10.0%	12.3%	13.4%	10.1%	12.6%

% change from 2007	-20.6%	2.4%	6.3%	-19.8%

Consolidated Earnings	$146.8 million	$190 million	$220 million	$55.8 million	$183.1 million

% change from 2007	-19.8%	3.8%	20.2%	-69.5%

Group Operating Cash Conversion	90.0%	100.0%	120.0%	212%	126.7%

% change from 2007	-29.0%	-21.1%	-5.3%	67.3%

(3)
For 2008 annual incentive award to Mr. Popielec.

        Based on the performance measures established by the Compensation Committee for 2008 and the Company's actual performance, the named executives earned 2008 annual incentive awards as follows:

Executive	2008 Annual Incentive Award ($)(4)	2008 Annual Incentive Award (% of base salary)

Mr. Roberts	$1,425,000	150.0%

Mr. Ford	$433,400	112.5%

Mrs. Lowe	$450,000	112.5%

Mr. Altmeyer	$504,100	86.9%

Mr. Popielec	$498,900	95.9%

Mr. Koch	$337,500	112.5%

(4)
These amounts are also reported in the "Non-Equity Plan Incentive" column of the Summary Compensation Table on page 26.

2008 Long-Term, Stock-Based Awards

        The Compensation Committee makes annual stock-based awards one time each year at the Committee's regularly-scheduled February meeting. All stock-based awards are made under the Company's Executive Incentive Program which imposes the restrictions described below on the terms of the awards.

        In February 2008, the Committee awarded stock options and restricted Shares to the named executives in the amount shown in the Grants of Plan Based Awards Table on page 28. The number of Shares included in the 2008 awards was determined using the same formula-based approach that the Compensation Committee used for the 2008 annual incentive awards. First, the Compensation Committee established a target award opportunity, expressed as a percentage of base salary, for the named executives based on each executive's position and the market median long-term incentive award for that position. The Committee set the 2008 target award opportunity at 300% of base salary for the Chief Executive Officer, 100% of base salary for the President, Asia-Pacific and 150% of base salary for the other named executives. The 2008 awards included two components: (i) stock options, with vesting in equal installments over three years and (ii) restricted stock, with vesting upon the third anniversary of the award date. The market value of the Company's common stock was multiplied by a relative value factor for each type of award (i.e., $10.00 for each stock option and $30.00 for each restricted Share) to calculate the number of shares included in the awards. The total expected value of Mr. Roberts' award was divided equally between stock options and restricted Shares. Each of the other named executives received stock options for two-thirds of the expected total value of his or her total award and restricted shares for the remaining one-third of the expected value of his or her total award.

        The Committee included options in the awards to encourage the named executives to increase shareholder value over the term of the options. The Committee included restricted Shares in the awards not only to encourage the named executives to increase shareholder value but also to remain employed with the Company over the three-year vesting period of the restricted Shares.

        The Compensation Committee also made a special retention and recognition equity award to Mr. Altmeyer comprised of 16,700 restricted Shares and stock options for 50,000 Shares (in addition to the 9,750 restricted Shares and 58,000 stock options awarded to Mr. Altmeyer under the formula based approach described above). The stock options included in the special award will vest in three equal annual installments beginning on the first anniversary of the grant date. The restricted Shares will vest in five equal annual installments beginning on the first anniversary of the grant date.

        The Company's Executive Incentive Program contains certain restrictions on the terms of all stock-based awards. For example, all stock options must be granted with an option exercise price that is equal to or greater than the fair market value of the Shares on the date of award. The Program also expressly prohibits re-setting the option exercise price of stock options. These restrictions insure that any options awarded under the Program will have value to the executives only if the market price of the Shares increases after the date of the award. The Program further requires that restricted Share awards must be subject to a restriction period of at least two (2) years during which the Shares are subject to a substantial risk of forfeiture and may not be transferred. Finally, the Program provides an annual limit on the size of awards. No executive may receive in any one fiscal year period an award of options to acquire more than 200,000 Shares or an award of more than 60,000 performance-vested restricted Shares.

        The Compensation Committee has never manipulated the timing of stock-based awards to take advantage of non-public information. The Committee is aware that the February meeting during which it makes annual stock-based awards precedes the date the Company releases its fourth quarter and annual financial results. The Committee is also aware that the release will usually affect the market value of the Company's stock and the underlying value of the stock-based awards made to executives at the February meeting. The Committee makes its award decisions in each instance only after carefully reviewing the information to be released about the Company's fourth quarter and annual financial results and all other material non-public information. The Committee believes that executives will not necessarily gain over the long run from the short term benefit of a positive release because the Company's stock price fluctuates over time and because all of the awards have multi-year vesting schedules and stock options have historically been held for several years prior to exercise. In addition, any gain from a positive benefit in some years will be offset by earnings releases in other years that negatively affect the market value of the Shares.

Stock Ownership Policy

        The Compensation Committee believes that ownership of the Company's common stock by executive officers aligns their interests with those of the Company's shareholders, enhances retention of executives by providing them an opportunity to accumulate a meaningful ownership interest in the Company and focuses executives on building shareholder value over the long term. Therefore, the Committee has adopted a stock ownership policy for the Company's executive officers, including the named executives. The stock ownership levels under the policy are set forth below.

Executive	Guideline Number of Shares
CEO	114,000
Group President	36,000
Corporate Vice President	15,000
Division President	7,000–13,000

The definition of ownership under the policy includes Shares owned directly or under an employee benefit plan and all restricted shares. Ownership does not include any Shares subject to stock options. An executive is expected to achieve his or her Share ownership level within the later of (i) five years of being appointed to a position that is subject to the policy, and (ii) December 31, 2011.

D. Retirement and Other Benefits

Retirement and Group Insurance Benefits

        The Company also provides retirement, health and welfare and other benefits to its executive officers. The Company sponsors the Employee Incentive Savings Plan (the "Savings Plan"), a tax-qualified Code Section 401(k) retirement savings plan, for the benefit of substantially all of its non-union employees, including the named executives. The Savings Plan encourages saving for retirement by enabling participants to save on a pre-tax basis and by providing Company matching contributions.

        The Company also sponsors the Retirement Plan for Employees of Carlisle Corporation (the "Retirement Plan"), a tax-qualified retirement plan, that provides retirement income to eligible employees following their retirement from the Company. The Pension Benefits Table on page 31 shows the lump sum present value of the annual annuity benefit earned by the named executives under the Retirement Plan for their credited service through December 31, 2008.

        Section 401(a)(17) of the Code limits the amount of annual compensation that tax-qualified plans like the Company's Savings Plan and Retirement Plan may take into account for purposes of determining contributions and benefits. The limit for 2008 was $230,000 and it is subject to adjustment annually for cost of living increases. To ensure that all Retirement Plan participants receive equivalent retirement benefits that are not affected by Internal Revenue Code limits that are subject to change from time to time, the Company maintains an unfunded supplemental pension plan to provide benefits to Retirement Plan participants whose benefits are limited by Section 401(a)(17) of the Code and to certain employees who were employed on or after January 1, 2005 and are not eligible to participate in the Retirement Plan. The Pension Benefits Table on page 31 also shows the lump sum present value of the annual annuity benefit earned by the named executives under the supplemental plan.

        The Company does not maintain a supplemental plan to make up for any Savings Plan benefits that are limited by Section 401(a)(17) of the Code or any other Code imposed benefit limits.

        The named executives also participate in group health, life and other welfare benefit plans on the same terms and conditions that apply to other employees. Generally, the named executives do not receive better insurance programs, vacation schedules or holidays or have access to other perquisites such as company cars, executive dining rooms or executive parking places.

        The Company does not maintain any non-qualified deferred compensation plans that would allow executives to elect to defer receipt (and taxation) of their base salaries or incentive awards.

Employment Letter Agreement with Mr. Roberts

        In connection with the recruitment of Mr. Roberts to join the Company in 2007 as Chairman, President and Chief Executive Officer, the Company and Mr. Roberts negotiated the terms of his employment and entered into an employment letter agreement, dated June 5, 2007, that provides for the following compensation and benefits for 2008 and later years:

  •
  An annual base salary of not less than $900,000.

  •
  A severance benefit equal to two times the highest annual compensation payable to Mr. Roberts for either of the two years ending with the date of termination and full vesting of all stock options and restricted Share awards if Mr. Roberts is terminated by the Company for other than gross and willful misconduct or Mr. Roberts resigns for good reason (as defined in the employment letter agreement).

  •
  Participation in all employee benefit plans generally available to the Company's senior executives and reimbursement of reasonable tax preparation and financial planning expenses as well as the cost of an annual executive physical.

  •
  A benefit under the Company's Supplemental Pension Plan equal to $25,703 per month payable for Mr. Roberts' life if he continues employment with the Company until he attains age 65.

  •
  Retiree medical and dental coverage for the life of Mr. Roberts and his wife.

  •
  Relocation assistance, including a $100,000 relocation payment.

Post-Termination of Employment Benefits

        The Company has not entered into employment agreements with any executive officers that provide severance or other benefits following their resignation, termination, retirement, death or disability, except (i) for agreements with certain executive officers (including all of the named executives) that provide severance benefits in the event of a termination of their employment following a change of control of the Company (the "change in control agreements") and (ii) the previously-described employment agreement with Mr. Roberts.

        The Compensation Committee was advised that the change in control agreements would have to be amended and restated in 2008 to comply with the requirements of Section 409A of the Internal Revenue Code. In view of the pending required amendments, the Compensation Committee engaged Towers Perrin to provide an analysis of the change in control agreements and the prevailing practice in the market for similar agreements. The analysis found the level of severance benefits provided by the change in control agreements to be generally comparable to the prevailing market practice. However, after reviewing the analysis, the Compensation Committee concluded that the prohibition in the change in control agreements with the named executives (other than Mr. Roberts) on the payment of any benefits in excess of the limit on parachute payments under Section 280G of the Internal Revenue Code was not the prevailing practice. Instead, the prevailing practice is to pay the full amount due under the change in control agreements (without any reduction due to the Code Section 280G limit) so long as the payments are either below the Code Section 280G limit or are in excess of 115% of the Code Section 280G limit. If the payments are between 100% and 115% of the Code Section 280G limit, the prevailing practice is to reduce the payments to the Code Section 280G limit. If the payments are in excess of 115% of the limit, the prevailing practice is to provide a gross-up for the related excise taxes imposed on the executive. The Compensation Committee also observed that the prohibition in the change in control agreements on payments in excess of the Code Section 280G limit had the illogical and inequitable effect of reducing the severance benefits of executives who were recently promoted and received a significant increase in compensation and increasing the severance benefits due to executives who had recently exercised stock options. Upon the conclusion of its review, the Committee approved amended and restated change in control agreements to comply with Section 409A of the Internal Revenue Code and to adopt the prevailing market practice with respect to the Code Section 280G limit and related excise taxes.

        As amended and restated, the change in control agreements provide that the executives will not, in the event of the commencement of steps to effect a change of control (defined generally as an acquisition of 20% or more of the outstanding voting Shares or a change in a majority of the Board of Directors), voluntarily leave the employ of the Company until the potential acquirer of the Company or control of the Company has terminated his or its efforts to effect a change of control or until a change of control has occurred. The Company believes that the change in control agreements protect the interests of the Company's shareholders by providing financial incentives to executives to represent the best interests of the Company and its shareholders during the periods immediately preceding and following a change of control.

        In the event of any termination of an executive's employment (including due to the executive's resignation) within three (3) years of a change of control (other than due to the executive's death or disability or after the executive attains age 65), each change in control agreement provides that the executive will be entitled to receive three years' compensation, including bonus, retirement benefits equal to the benefits the executive would have received had he or she completed three additional years of employment, continuation of all life, accident, health, savings, and other fringe benefits for three years, and relocation assistance. The three year benefit period is reduced if the executive terminates within three years of the date the executive would attain age 65. At the end of the three year benefit period, Mr. Roberts would be entitled to retiree medical and dental coverage for the life of Mr. Roberts and his wife. In addition, the agreements provide that the executive will become fully vested in all outstanding stock option and restricted Share awards. If any payments to a named executive are considered excess "parachute payments"* and the amount of the excess is more than 15%, the Company would be required to provide a tax gross up for the excise taxes the executive would be required to pay with respect to the payments.

*
Section 280G of the Internal Revenue Code defines "parachute payments" as payments which (i) are compensatory in nature, (ii) are made to or for the benefit of a shareholder, officer or highly compensated individual, and (iii) are contingent on a change in ownership or effective control (or change in ownership of a substantial portion of assets) of a corporation. If the parachute payments have an aggregate present value of at least 3 times the average annual compensation earned by the recipient of the payment over the 5 years preceding the date of the change in control, the amount of the payments in excess of 1 times such average annual compensation are not deductible by the payor for federal income tax purposes and are subject to a 20% excise tax (payable by the recipient) in addition to regular income taxes.

        If the Company had terminated Mr. Roberts' employment for any reason other than gross and willful misconduct or Mr. Roberts had resigned for good reason, in either case as of December 31, 2008, Mr. Roberts would have received the following severance benefits in accordance with his employment letter agreement with the Company:

Severance Benefit	Stock Options(1)	Restricted Stock(2)	Present Value of Supplemental Pension Plan Benefit(3)	Estimated Value of Retiree Medical Benefits	Total
$4,750,000	$0	$2,639,250	$2,416,619	$215,743	$10,021,612
(1)
Value (based on the closing market price of the Company's common stock on December 31, 2008 of $20.70 per Share) of unvested in-the-money stock options that would become vested upon termination.

(2)
Value (based on the closing market price of the Company's common stock on December 31, 2008 of $20.70 per Share) of unvested shares of restricted stock that would become vested upon termination.

(3)
Present value of the Supplemental Pension Plan benefit that would become vested upon termination. Note 13 to the Company's consolidated financial statements included in the 2008 Annual Report on Form 10-K includes the valuation assumptions and other information relating to the Supplemental Pension Plan.

        The following table shows the amounts that would have been payable to the named executives under the change in control agreements if a change of control of the Company had occurred on December 31, 2008 and the named executives' employment with the Company was terminated without cause immediately thereafter.

	Severance Benefit	Estimated Value of Continued Participation in Health and other Welfare Benefit Plans(1)	Stock Options(2)	Restricted Stock(3)	Present Value of Supplemental Pension Plan Benefit(4)	Excise Tax Gross-Up (Reduction in Payments)	Total
Mr. Roberts	$7,125,000	$215,743	$0	$2,639,250	$2,416,619	$5,205,056	$17,601,668
Mr. Ford	$2,317,782	$30,000	$0	$198,720	$129,135	$0	$2,675,637
Mrs. Lowe	$2,500,000	$30,000	$0	$220,973	$51,799	$1,192,807	$3,995,579
Mr. Altmeyer	$3,825,000	$30,000	$0	$630,315	$301,593	$0	$4,786,908
Mr. Popielec	$3,056,832	$30,000	$0	$323,955	$26,944	$1,329,438	$4,767,169
Mr. Koch	$1,837,500	$30,000	$0	$414,000	$0	$(92,863)	$2,188,637
(1)
Under his employment letter agreement with the Company, Mr. Roberts is entitled to retiree medical and dental coverage for the life of Mr. Roberts and his wife if his employment is terminated without cause. The amount presented for Mr. Roberts is the estimated value of the retiree medical benefits. The amount presented for the other named executives is the estimated value of three years of continued participation in the Company's group health and other welfare benefit plans.

(2)
Value (based on the closing market price of the Company's common stock on December 31, 2008 of $20.70 per Share) of unvested in-the-money stock options that would become vested upon a change of control of the Company.

(3)
Value (based on the closing market price of the Company's common stock on December 31, 2008 of $20.70 per Share) of unvested shares of restricted stock that would become vested upon a change of control of the Company.

(4)
Present value of the Supplemental Pension Plan benefit that would become vested upon termination after a change of control of the Company. Note 13 to the Company's consolidated financial statements included in the 2008 Annual Report on Form 10-K includes the valuation assumptions and other information relating to the Supplemental Pension Plan.

Internal Revenue Code Section 162(m)

        Section 162(m) of the Code limits the amount of compensation paid to the named executives in any one fiscal year that may be deducted by the Company for federal income tax purposes. The deduction limitation is currently $1 million. "Performance-based compensation" paid under a plan that has been approved by the Company's shareholders is not subject to the deduction limitation.

        The Company's Executive Incentive Program has been approved by the Company's shareholders, and the compensation attributable to stock option awards under the program should qualify as "performance-based" compensation that is fully deductible and not subject to the Code Section 162(m) deduction limit. Compensation attributable to restricted Share awards under the program that vest based on continued employment with the Company is subject to the deduction limit.

        The Company's shareholders have also approved the Senior Management Incentive Compensation Plan of Carlisle Companies Incorporated. All of the named executives participated in the Incentive Plan for 2008, and the annual incentive compensation awarded to the named executives under the Plan for 2008 should qualify as fully deductible "performance based" compensation.

        The Committee has not adopted a formal policy that requires all compensation paid to the named executives to be fully deductible.

E. Conclusion

        The Compensation Committee has reviewed all components of the Chief Executive Officer's and the named executives' compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value of all perquisites and other personal benefits as well as the Company's obligations under its pension plans. Based on this review, the Compensation Committee finds the Chief Executive Officer's and the named executives' total compensation, in the aggregate, to be reasonable and appropriate.

F. Executive Officer Compensation Disclosure Tables

        Summary Compensation Table—This table shows the base salary, annual bonus and all other compensation paid to the named executives. The table also shows the compensation expense the Company recognized for financial reporting purposes for the stock and option awards made to the named executives and for the retirement benefit earned by each officer.

Name and Principal Position(s)	Year	Salary($)	Bonus($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation ($)(4)	Total($)

David A. Roberts Chairman, President and Chief Executive Officer(5)	2008	$950,000	$0	$2,089,087	$1,449,980	$1,425,000	$53,716	$25,846	$5,993,629

	2007	$474,230	$1,800,000	$1,258,688	$886,000	$0	$2,362,903	$258,736	$7,040,557

Steven J. Ford Vice President, Chief Financial Officer and General Counsel(6)	2008	$339,188	$0	$109,544	$198,059	$433,400	$1,360	$13,797	$1,095,348

Carol P. Lowe Former Vice President and Chief Financial Officer(6)	2008	$400,000	$0	$120,466	$236,242	$450,000	$6,153	$28,008	$1,240,869

	2007	$350,000	$325,000	$69,933	$157,587	$0	$17,826	$26,369	$946,715

	2006	$300,000	$325,000	$73,563	$163,561	$0	$10,660	$13,640	$886,424

John W. Altmeyer Group President, Construction Materials	2008	$580,000	$0	$384,151	$590,957	$504,100	$3,970	$12,535	$2,075,713

	2007	$550,000	$725,000	$72,707	$299,587	$0	$61,904	$15,695	$1,724,893

	2006	$475,000	$725,000	$150,366	$306,833	$0	$53,001	$18,060	$1,728,260

Michael D. Popielec Group President, Applied Technologies	2008	$520,000	$0	$187,669	$306,530	$498,900	$8,818	$15,394	$1,537,311

	2007	$495,000	$350,000	$154,305	$663,570	$0	$14,601	$25,186	$1,702,662

	2006	$465,000	$350,000	$234,345	$659,742	$0	$3,525	$221,314	$1,933,926

D. Christian Koch(7) President, Asia-Pacific	2008	$275,000	$0	$286,581	$179,035	$337,500	$0	$323,040	$1,401,156

(1)
The value of the stock and option awards shown in the table is equal to the expense reported for financial reporting purposes in 2008 (before reflecting forfeitures). Note 11 to the Company's consolidated financial statements included in the 2008 Annual Report on Form 10-K contains more information about the Company's accounting for stock-based compensation arrangements.

(2)
As explained in the Compensation Discussion and Analysis, the Company adopted a structured, formula based program for the award of annual incentive compensation to the named executives for 2008. Prior to 2008, the program reserved a substantial amount of negative discretion to the Compensation Committee to determine the amount of annual incentive compensation awards. Because the 2008 awards were formula-based, they are reported in the Non-Equity Incentive Plan Compensation column for 2008. Annual incentive awards for 2007 and 2006 are reported in the Bonus column.

(3)
Represents the aggregate change in the actuarial present value of the named executive's accumulated benefit under the Retirement Plan for Employees of Carlisle Corporation and the Carlisle Corporation Supplemental Pension Plan.

(4)
The amounts presented in the "All Other Compensation" column for 2008 consist of the following:

	Mr. Roberts	Mr. Ford	Mrs. Lowe	Mr. Altmeyer	Mr. Popielec	Mr. Koch

Matching Contributions to the Company's Employee Incentive Savings Plan	$9,200	$9,200	$9,200	$9,200	$9,200	$6,900

Reimbursement of Relocation Expenses	$2,000	—	$3,681	—	—	—

Reimbursement of Tax Return Preparation Fees	$7,713	—	$5,000	—	—	—

Club membership dues	—	$4,597	$3,930	$3,335	$6,194	—

Personal Use of Company Aircraft*	—	—	—	—	—	$3,400

Expatriate Program Benefits	—	—	—	—	—	$307,906

Tax Gross-Up on Reimbursement of Relocation Expenses, Tax Return Preparation Fees and Expatriate Program Benefits	$6,933	—	$6,197	—	—	$4,834

Total	$25,846	$13,797	$28,008	$12,535	$15,394	$323,040

*
The amount reported represents the incremental cost to the Company for personal travel based on the cost of fuel, trip related maintenance, crew travel expenses, on-board catering, landing fees and similar variable costs. Since the Company-owned aircraft is used almost exclusively for business travel, fixed costs that do not change based on usage, such as pilots' salaries, the purchase costs of the aircraft and the cost of the maintenance not related to the personal use, are not included.

(5)
The Company appointed Mr. Roberts Chairman, President and Chief Executive Officer on June 21, 2007.

(6)
The Company appointed Mr. Ford Chief Financial Officer effective November 1, 2008. Mr. Ford joined the Company as Vice President, General Counsel and Secretary in 1995 and will continue to serve as General Counsel and Secretary. Mrs. Lowe relinquished her position as Vice President and Chief Financial Officer effective November 1, 2008 and was appointed President of the Company's wholly-owned subsidiary, Trail King Industries, Inc.

(7)
Mr. Koch commenced employment with the Company as President, Asia-Pacific on February 1, 2008.

        Grants of Plan-Based Awards Table—This table presents the threshold, target and maximum annual incentive award the named executives could have earned for 2008 and the restricted stock and stock options awarded to the named executives during 2008. The incentive awards earned by the executives for 2008 are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation table.

					All Other Stock Awards: Number of Shares of Stock or Units (#)(1)
						All Other Option Awards: Number of Securities Underlying Options (#)(2)
		Estimated Future Payouts under Non-Equity Incentive Plan Awards						Exercise or Base Price of Option Awards ($/Sh)
									Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Mr. Roberts		$425,000	$950,000	$1,900,000

	02/05/08				47,500				$1,579,375

	02/05/08					142,500		$33.25	$1,138,575

Mr. Ford		$144,469	$288,938	$577,875

	02/05/08				5,600				$186,200

	02/05/08					33,500		$33.25	$267,665

Mrs. Lowe		$150,000	$300,000	$600,000

	02/05/08				6,675				$221,944

	02/05/08					40,000		$33.25	$319,600

Mr. Altmeyer		$217,500	$435,000	$870,000

	02/05/08				26,450				$879,463

	02/05/08					108,500		$33.25	$866,915

Mr. Popielec		$195,000	$390,000	$780,000

	02/05/08				8,650				$287,613

	02/05/08					52,000		$33.25	$415,480

Mr. Koch		$112,500	$225,000	$450,000

	02/01/08				20,000				$684,600

	02/01/08					30,000	(3)	$34.23	$239,700

	02/05/08					10,000		$33.25	$79,900

(1)
Shares subject to the stock awards (other than Mr. Koch) become vested on the third anniversary of the grant date, or if earlier, upon a change in control of the Company or the date the executive officer terminates employment due to death, disability or retirement. The stock award to Mr. Koch becomes vested in five equal annual installments of 4,000 shares commencing on February 1, 2009 and continuing on each February 1, thereafter through February 1, 2013 or if Mr. Koch's employment is terminated by the Company without cause (as defined in his employment letter agreement with the Company) prior to February 1, 2011.

Mr. Roberts' stock awards will also become vested if the Company terminates his employment other than for gross or willful misconduct or Mr. Roberts terminates his employment for good reason, as defined in his employment letter agreement with the Company.

The named executives receive all dividends paid with respect to the restricted Shares during the vesting period.

(2)
Except as provided in Note 3 below, the option awards become vested and exercisable in three equal annual installments beginning upon the first anniversary of the date of grant, or if earlier, upon a change in control of the Company or the date the executive officer terminates employment due to death, disability or retirement. The options expire ten years following the date of grant or, if earlier, one year from the date the executive officer terminates employment due to death, disability, retirement or a change in control of the Company or 90 days from the date the executive officer terminates employment for any other reason. Mr. Roberts' option awards will also become vested if the Company terminates his employment other than for gross or willful misconduct or Mr. Roberts terminates his employment for good reason, as defined in his employment letter agreement with the Company.

(3)
This option award becomes vested and exercisable in three equal annual installments on February 1, 2008, February 1, 2009 and February 1, 2010 or if Mr. Koch's employment is terminated by the Company without cause prior to February 1, 2010.

        Outstanding Equity Awards at Fiscal Year-End Table—This table presents information about unvested stock and option awards held by the named executives on December 31, 2008.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Mr. Roberts	0	142,500	(2)	$33.25	02/04/18	127,500	(5)	$2,639,250
	133,333	66,667	(3)	$47.25	06/20/17

Mr. Ford	0	33,500	(2)	$33.25	02/04/18	9,600	(6)	$198,720
	13,333	6,667	(4)	$41.87	02/06/17
	20,000			$34.43	02/07/16
	16,000			$32.09	02/01/15
	10,000			$28.535	02/04/14
	16,000			$20.03	02/05/13
	20,000			$22.78125	02/03/09

Mrs. Lowe	0	40,000	(2)	$33.25	02/04/18	10,675	(7)	$220,973
	16,000	8,000	(4)	$41.87	02/06/17
	20,000			$34.43	02/07/16
	16,000			$32.09	02/01/15
	20,000			$29.775	05/04/14
	4,000			$28.535	02/04/14
	4,000			$20.03	02/05/13
	2,000			$18.285	02/20/12

Mr. Altmeyer	0	108,500	(2)	$33.25	02/04/18	30,450	(8)	$630,315
	29,333	14,667	(4)	$41.87	02/06/17
	40,000			$34.43	02/07/16
	30,000			$32.09	02/01/15
	20,000			$28.535	02/04/14
	24,000			$20.03	02/05/13
	12,000			$21.695	08/01/12
	12,000			$18.285	02/20/12
	12,000			$17.88	08/01/11
	16,000			$20.075	02/06/11

Mr. Popielec	0	52,000	(2)	$33.25	02/04/18	15,650	(9)	$323,955
	21,333	10,667	(4)	$41.87	02/06/17
	8,000			$34.43	02/07/16
	150,000			$31.975	09/06/15

Mr. Koch	0	10,000	(2)	$33.25	02/04/18	20,000	(11)	$414,000
	10,000	20,000	(10)	$34.23	1/31/18

(1)
Based on the closing market value of the Shares on December 31, 2008 of $20.70.

(2)
Stock Options vest at the rate of 33 1/3% per year with vesting dates of 02/05/09, 02/05/10 and 02/05/11.

(3)
Stock Options vest at the rate of 33 1/3% per year with vesting dates of 06/21/07, 06/21/08 and 06/21/09.

(4)
Stock Options vest at the rate of 33 1/3% per year with vesting dates of 02/07/07, 02/07/08 and 02/07/09.

(5)
Restricted Shares vesting as follows: 20,000 on 06/21/09 and each June 21 thereafter through 06/21/12 and 47,500 on 01/01/11.

(6)
Restricted Shares vesting as follows: 2,000 on 01/01/09; 2,000 on 01/01/10 and 5,600 on 01/01/11.

(7)
Restricted Shares vesting as follows: 2,000 on 01/01/09; 2,000 on 01/01/10 and 6,675 on 01/01/11.

(8)
Restricted Shares vesting as follows: 2,000 on 01/01/09; 3,340 on 02/05/09; 2,000 on 01/01/10; 3,340 on 02/05/10; 9,750 on 01/01/11; 3,340 on 02/05/11; 3,340 on 02/05/12 and 3,340 on 02/05/13.

(9)
Restricted Shares vesting as follows: 1,000 on 01/01/09; 4,000 on 09/07/09; 2,000 on 01/01/10 and 8,650 01/01/11.

(10)
Stock Options vest at the rate of 33 1/3% per year with vesting dates of 02/01/08, 02/01/09 and 02/01/10.

(11)
Restricted Shares vesting as follows: 4,000 on 02/01/09; 4,000 on 02/01/10; 4,000 on 02/01/11; 4,000 on 02/01/12 and 4,000 on 02/01/13.

        Option Exercises and Stock Vested Table—This table presents information about stock options exercised by the named executives and the number and value of stock awards that became vested in the named executives during 2008.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Mr. Roberts	0	$0	20,000	$612,800

Mr. Ford	0	$0	2,000	$74,060

Mrs. Lowe	0	$0	2,000	$74,060

Mr. Altmeyer	0	$0	2,000	$74,060

Mr. Popielec	0	$0	4,000	$127,800

Mr. Koch	0	$0	0	$0

(1)
Value realized equals the fair market value of the Shares on the date the restriction lapsed and the Shares became vested.

        Pension Benefits Table—This table provides the actuarial present value of each named executive's accumulated benefit under the Company's Retirement and Supplemental Pension Plans.

        The Retirement Plan provides benefits under a cash benefit accrual formula that was added to the plan in 1997. Under the formula, participants accumulate a cash balance benefit based upon a percentage of compensation allocation made annually to the participants' cash balance accounts. The allocation percentage ranges from 2% to 7% of total base salary and annual bonus (including amounts deferred under the Savings Plan and Section 125 of the Code) depending on each participant's years of service. The cash balance account is further credited with interest annually. The interest credit is based on the One Year Treasury Constant Maturities as published in the Federal Reserve Statistical Release over the one year period ending on the December 31st immediately preceding the applicable plan year. The interest rate for the plan year ending December 31, 2008 was 4.26%. The Retirement Plan was closed to new participants effective December 31, 2004. No employees hired on or after January 1, 2005 are eligible to participate in the Plan.

        The benefits under the Supplemental Pension Plan are equal to the difference between the benefits that would have been payable under the Retirement Plan without regard to the compensation limitation imposed by the Code or the limitation on participation in the Retirement Plan that became effective on January 1, 2005 and the actual benefits payable under the Retirement Plan as so limited.

        Benefits under the Retirement Plan are payable as a monthly annuity or in a lump sum payment. Vested benefits under the Supplement Pension Plan are payable only in the form of a monthly annuity. The benefits under the Retirement Plan become vested after the executive completes 5 years of vesting service, or if earlier, the date the executive terminates employment due to death or disability. The benefits under the Supplemental Plan become vested after the executive completes ten years of vesting service and retires at or after age 55, or if earlier, the date the executive terminates employment due to death or disability.

        The Company's employment agreement with Mr. Roberts provides that Mr. Roberts will receive a monthly benefit under the Supplemental Pension Plan of $25,703, expressed as a life annuity commencing on January 1, 2013. The benefit vests at the rate of 20% per year commencing June 21, 2008, or if earlier, the date the Company terminates Mr. Roberts' employment other than for gross or willful misconduct or Mr. Roberts terminates employment due to death, disability or retirement or for good reason, as defined in his employment agreement with the Company. The benefit will be actuarially adjusted if it is paid in any form other than a life annuity or the benefit commencement date is before or after January 1, 2013.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Mr. Roberts	Retirement Plan for Employees of Carlisle Corporation	1.58	$0	$0
	Carlisle Corporation Supplemental Pension Plan	1.58	$2,416,619	$0

Mr. Ford	Retirement Plan for Employees of Carlisle Corporation	12.50	$71,474	$0
	Carlisle Corporation Supplemental Pension Plan	12.50	$57,661	$0

Mrs. Lowe	Retirement Plan for Employees of Carlisle Corporation	6.00	$24,518	$0
	Carlisle Corporation Supplemental Pension Plan	6.00	$27,281	$0

Mr. Altmeyer	Retirement Plan for Employees of Carlisle Corporation	18.58	$110,342	$0
	Carlisle Corporation Supplemental Pension Plan	18.58	$191,251	$0

Mr. Popielec	Retirement Plan for Employees of Carlisle Corporation	2.33	$0	$0
	Carlisle Corporation Supplemental Pension Plan	2.33	$26,944	$0

Mr. Koch	Retirement Plan for Employees of Carlisle Corporation	0.00	$0	$0
	Carlisle Corporation Supplemental Pension Plan	0.00	$0	$0

(1)
The amounts presented in this column represent the number of actual years the named executive has been a participant in each plan. None of the named executives have been given credit under the plans for years of service in addition to their actual years of service presented in the table. Messrs. Roberts, Popielec and Koch commenced employment after December 31, 2004 and are not eligible to participate in the Retirement Plan for Employees of Carlisle Corporation.

(2)
Note 13 to the Company's consolidated financial statements included in the 2008 Annual Report on Form 10-K includes the valuation assumptions and other information relating to the Retirement Plan and Supplemental Pension Plan.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

CARLISLE COMPANIES INCORPORATED COMPENSATION COMMITTEE
Paul J. Choquette, Jr., Chairman Robert G. Bohn Robin S. Callahan Terry D. Growcock Peter L.A. Jamieson Peter F. Krogh Gregg A. Ostrander

EQUITY COMPENSATION PLAN INFORMATION

        The number of securities to be issued upon the exercise of stock options under the Company's equity compensation plans, the weighted average exercise price of the options and the number of securities remaining for future issuance as of December 31, 2008 are as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	2,814,003	$33.91	2,583,425	(1)

Equity compensation plans not approved by security holders	0	n/a	0

Total	2,814,003	$33.91	2,583,425

(1)
Includes 2,233,035 shares available for award under the Carlisle Companies Incorporated Executive Incentive Program (as amended and restated effective as of February 4, 2004) (2,210,880 of which may be issued as stock awards) and 350,390 shares available for award under the Carlisle Companies Incorporated Non-Employee Director Equity Plan (as amended and restated effective as of February 2, 2005) (120,390 of which may be issued as stock awards).

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company is comprised of five non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the requirements of the New York Stock Exchange as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which is reviewed annually by the Committee. The Audit Committee amended its Charter on December 8, 2008 to include as a responsibility a focus on the conversion of the Company's basis of accounting from United States GAAP accounting to accounting under International Financial Reporting Standards (IFRS).

        The Committee has the sole authority to appoint and terminate the engagement of the independent auditors of the Company and its subsidiaries. The Committee also reviews the arrangements for and the results of the auditors' examination of the Company's books and records, internal accounting control procedures, the activities and recommendations of the Company's internal auditors, and the Company's accounting policies, control systems and compliance activities. The Board has determined that Robin S. Callahan, Gregg A. Ostrander and Lawrence A. Sala are "audit committee financial experts" as defined by the rules of the Securities and Exchange Commission. Below is a report on the Committee's activities relating to fiscal year 2008.

Review of Audited Financial Statements with Management

        The Audit Committee reviewed and discussed the audited financial statements with the management of the Company.

Review of Financial Statements and Other Matters with Independent Accountant

        The Audit Committee discussed with the Company's independent registered public accounting firm the audited financial statements and the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independence of the Company's independent registered public accounting firm. In concluding that such firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by such firm were compatible with its independence.

Recommendation that Financial Statements be Included in Annual Report

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

CARLISLE COMPANIES INCORPORATED AUDIT COMMITTEE
Robin S. Callahan, Chairman Donald G. Calder Peter L.A. Jamieson Gregg A. Ostrander Lawrence A. Sala

 FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The aggregate fees and reimbursable expenses for professional services provided by Ernst & Young LLP ("E&Y") that were billed to the Company for the years ended December 31, 2008 and 2007.

	2008	2007
Audit Fees	$2,835,200	$3,002,564
Audit Related Fees	$212,200	$0
Tax Fees	$78,400	$32,500
All Other Fees	$0	$0

        All services provided, or to be provided, by the Company's independent registered public accountants are subject to a pre-approval requirement of the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee, pre-approval authority with respect to certain permissible non-audit services. The Chairman's pre-approval authority is limited to engagements costing no more than $200,000 in the aggregate.

PROPOSAL TWO
TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has engaged E&Y as the Company's independent registered public accounting firm to audit the Company's financial statements and the effectiveness of the Company's internal controls over financial reporting for the year ending December 31, 2009. E&Y's engagement commenced on May 17, 2005, and E&Y has served as the Company's auditors for the years ended December 31, 2005 through 2008.

        Although ratification of the Audit Committee's appointment of E&Y is not required by the Company's by-laws or otherwise, the Board is submitting the selection of E&Y to the shareholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

        One or more representatives of E&Y are expected to be present at the 2009 Annual Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions of shareholders in attendance.

        The Board unanimously recommends a vote "FOR" the ratification of the appointment of E&Y as the Company's independent registered public accounting firm. Proxies received by the Board will be so voted unless shareholders specify a contrary choice in their proxies.

PROPOSAL THREE
TO APPROVE AN AMENDMENT TO THE CARLISLE COMPANIES INCORPORATED EXECUTIVE
INCENTIVE PROGRAM TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN

        The Company maintains an Executive Incentive Program (the "Program"), originally approved by the shareholders on April 20, 1988. The Program as amended and restated effective as of February 4, 2004 and approved by the shareholders on April 20, 2004, authorized an aggregate of 5,058,818 Shares to be issued under the Program (after taking into account the Company's 2-for-1 stock split in March 2007). As of February 25, 2009, 346,352 Shares remained available for issuance under the Program.

        On February 4, 2009, the Compensation Committee and the Board of Directors unanimously approved, subject to shareholder approval, an amendment to the Program (the "Amendment") to (i) increase the number of shares available for issuance under the Program by an additional 2,750,000 Shares such that a total of 3,096,352 shares will be available for issuance under the Program, (ii) extend the term of the Program to February 1, 2019 and (iii) make other changes to the Program in response to recent regulatory developments.

        The Board of Directors believes that stock options and other equity incentives play a key role in the Company's ability to recruit, reward and retain executives and key employees who have the ability to enhance the value of the Company. The Board, therefore, recommends that the shareholders approve the Program, as amended by the Amendment.

        Approval of this proposal requires the affirmative vote of a majority of the Shares present, or represented, and entitled to vote. Shares voted for the proposal and Shares represented by returned proxies that do not contain instructions to vote against the proposal or to abstain from voting will be counted as Shares cast for the proposal. Shares will be counted as cast against the proposal if the Shares are voted either against the proposal or to abstain from voting. Broker non-votes will not change the number of votes cast for or against the proposal and will not be treated as Shares entitled to vote. For voting purposes, proxies requiring confirmation of the date of beneficial ownership received by the Board of Directors with such confirmation not completed so as to show which Shares beneficially owned by the shareholder are entitled to five (5) votes for each Share will be voted with one (1) vote for each Share. See "Voting by Proxy and Confirmation of Beneficial Ownership" beginning on page 40.

Summary of Program

        The principal features of the Program are summarized below. This summary is qualified in its entirety by reference to the full text of the Program (as amended, the "Amendment"), which is attached to this Proxy Statement as Exhibit A.

        General.    The Program is administered by the Compensation Committee, which has authority to select the persons eligible to receive awards, determine the types of awards and number of shares to be awarded, and set the terms, conditions and provisions of the awards consistent with the Program. The Compensation Committee has plenary authority to resolve any and all questions arising under the Program.

        Eligibility.    Eligibility is limited to officers and other key employees selected by the Compensation Committee for participation in the Program. It is anticipated that the Compensation Committee will limit participation to approximately 125 executive officers and key management employees. However, in January, 2009, the Compensation Committee made a one-time award of 100 stock options to substantially all of the Company's full-time employees in the United States (a total of 6,481 employees).

        Shares authorized under the Program; Summary of Currently Outstanding Equity Awards.    As described above, there are currently 346,352 Shares available for future issuance under the Program. If the Amendment is approved, the number of Shares eligible for issuance will increase by 2,750,000.

        The following table summarizes the total outstanding awards under the Program and the Company's Non-Employee Director Equity Plan as of February 25, 2009 and the Shares that will be available for future awards under the Program and the Nonemployee Director Equity Plan if the Amendment is approved:

Outstanding Awards as of February 25, 2009

Stock Options

Outstanding	4,434,231

Weighted Avg. Exercise Price	$28.65

Weighted Avg. Remaining Term	8.22 years

Restricted Stock

Unvested Shares Outstanding	717,395

	Available for Future Awards (if the Amendment is Approved)

	Executive Incentive Program	Nonemployee Director Equity Plan	Total (both Plans)

Total Available	3,096,352	324,542	3,420,894

Maximum number of Total Available Shares that may be granted as restricted stock, performance shares, performance units or other "full value" awards	1,000,000	94,542	1,094,542

        Under the Program, no participant (i) may be granted stock options and stock appreciation rights for more than 200,000 Shares during any calendar year or (ii) may be granted in any calendar year awards of (a) performance shares and restricted Shares specifying management objectives covering more than 60,000 Shares or (b) performance units having an aggregate value as of their respective dates of grant in excess of $1,000,000.

  Grants under the Program.

        Stock Options.    The Compensation Committee may grant stock options, which entitle the participant to purchase Shares at a price equal to or greater than their fair market value on the date of grant. Stock options may include incentive stock options, non-qualified stock options, or any combination thereof. Each grant must specify the period of continuous employment that is necessary before the stock option becomes exercisable and may specify "management objectives" that must be achieved as a condition to exercise the option.

        Restricted Stock.    The Compensation Committee may issue or transfer Shares under a restricted stock grant. Such grants must set forth a restriction period of at least two years during which the Shares are subject to a substantial risk of forfeiture and may not be transferred. The Compensation Committee may provide for the earlier termination of the restriction period in the event of retirement, death or disability. Restricted stock may be subject to "management objectives" that, if achieved, will result in termination or early termination of the restrictions applicable to the Shares.

        SARs.    The Compensation Committee may also grant SARs, which represent the right to receive from the Company an amount, determined by the Compensation Committee and expressed as a percentage (not exceeding 100%) of the difference between the base price established for the SARs and the market value of the Shares on the date of exercise. Each SAR must have a base price that is not less than the fair market value of the Shares on the date of grant and specify the period of continuous employment that is necessary before the SAR becomes exercisable (except that the SAR may provide for the earlier exercise in the event of retirement, death or disability). SARs may specify that the amount payable on exercise may be paid in cash, in Shares or in any combination thereof, and SARs may specify "management objectives" that must be achieved as a condition to the exercise of the SAR.

        Performance Shares and Units.    A performance unit is the equivalent of $1.00 and a performance share is the equivalent of one Share. Performance units and shares will be subject to one or more "management objectives" that must be met within a specified period of not less than one year (the "performance period"). The specified performance period may be subject to earlier termination in the event of retirement, death or disability. The Compensation Committee will also establish a minimum level of acceptable achievement. At the end of the performance period, a determination will be made regarding the extent to which the "management objectives" have been met. To the extent earned, the performance units or performance shares will be paid to the participant at the time and in the manner determined by the Compensation Committee in cash, Shares or any combination thereof. The grant may provide for the payment of dividend equivalents in cash or in Shares on a current, deferred or contingent basis.

        Other Awards.    Other awards may be granted that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, the Shares. In addition, cash awards, as an element of or supplement to any other award granted under the Program, may also be granted. Shares may also be granted as a bonus or in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Program or under other plans or compensatory arrangements.

        Management Objectives.    The Program requires that the Compensation Committee establish "management objectives" for purposes of performance shares and performance units. When so determined by the Compensation Committee, stock options, SARs, restricted stock and dividend equivalents may also specify management objectives. Management objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department or function within the Company or a subsidiary in which the participant is employed. The management objectives may be made relative to the performance of other corporations. The management objectives applicable to any award to a "covered employee" as defined in Section 162(m) shall be based on specified levels of or growth in one or more of the following criteria: revenues, earnings from operations, earnings before or after interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, economic value added, return on total capital, return on invested capital, return on equity, return on assets, total return to shareholders, earnings before or after interest, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures. Management objectives may be stated as a combination of the listed factors. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Compensation Committee may in its discretion modify such management objectives or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except to the extent that such action would result in the loss of the otherwise available exemption of the award under Section 162(m).

        Transferability.    Stock options and other derivative securities awarded under the Program generally will not be transferable by a participant other than by will or the laws of descent and distribution. Any award made under the Program may provide that any Shares issued or transferred as a result of the award will be subject to further restrictions upon transfer.

        Change in Control.    In the event of a Change in Control (as defined in the Program), each unexpired stock option and SAR shall become exercisable in full, all restrictions on restricted stock shall lapse and all management objectives of all performance shares, performance units and other awards granted under the Program shall be deemed to have been fully earned.

        Amendment and Termination.    The Board of Directors may at any time further amend the Program; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the New York Stock Exchange shall not be effective unless and until such approval has been obtained. No grants under the Program may be made after February 3, 2019, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of the Program.

  Federal Income Tax Consequences.

        The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Program. This summary is not intended to be complete and does not describe state or local tax consequences.

  Tax Consequences to Participants.

        Non-qualified Stock Options.    No income will be recognized by an optionee upon the grant of a non-qualified stock option. At the time of exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the Shares and the fair market value of the Shares on the date of exercise. At the time of a sale of Shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the Shares after the date of exercise will be treated as short-term or long-term capital gain (or loss) depending on the holding period.

        Incentive Stock Options.    No income will be recognized by an optionee upon the grant or exercise of an incentive stock option. However, the excess of the fair market value of the Shares on the exercise date over the option price will be included in the optionee's income for purposes of the alternative minimum tax. If Shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such Shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of the Shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If Shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such Shares at the time of exercise (or if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the Shares. Any further gain (or loss) realized by the optionee generally will be taxed as either short-term or long-term capital gain (or loss) depending on the holding period.

        SARs.    No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant will be required to include as ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received on the exercise.

        Performance Units and Performance Shares.    No income will be recognized upon the grant of performance units or performance shares. Upon earn-out of performance units or performance shares,

the recipient will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received.

        Restricted Stock.    The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by an amount, if any, paid by the participant for the restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Code Section 83 ("Restrictions"). However, a participant who so elects under Code Section 83(b) within 30 days of the date of receipt of the Shares will have taxable ordinary income on the date of receipt of the Shares equal to the excess of the fair market value of the Shares (determined without regard to the Restrictions) over the purchase price, if any, of the restricted stock. If a Code Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

        Tax Consequences to the Company.    To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services generally will be entitled to a corresponding deduction. In addition, certain awards granted under the Program will be exempt from Section 162(m) of the Internal Revenue Code of 1986 (the "Code") and the regulations thereunder (collectively, "Section 162(m)"), which places a $1,000,000 limit on the federal income tax deduction that may be taken by a public company for compensation paid to each of its chief executive officer and the three highest compensated officers (other than the chief executive officer) listed in the Summary Compensation Table.

        Other Information.    The Compensation Committee has made no determination as to future grants or awards under the Program. However, the Compensation Committee intends to make future stock option and restricted share awards under the Program consistent with past practice. The closing price of the Common Stock of the Company on the New York Stock Exchange on February 25, 2009 was $19.69.

        The Board unanimously recommends a vote "FOR" approval of the Executive Incentive Program, as amended. Proxies received by the Board will be so voted unless shareholders specify a contrary choice in their proxies.

SHAREHOLDER PROPOSALS FOR PRESENTATION
AT THE 2010 ANNUAL MEETING

        If a shareholder of the Company wishes to present a proposal for consideration for inclusion in the Proxy Statement for the 2010 Annual Meeting, the proposal must be sent by certified mail-return receipt requested and must be received at the executive offices of the Company, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277, Attn: Secretary, no later than November 10, 2009. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. The Securities and Exchange Commission has amended Rule 14a-4, which governs the use by the Company of discretionary voting authority with respect to other shareholder proposals. Securities and Exchange Commission Rule 14a-4(c)(1) provides that, if the proponent of a shareholder proposal fails to notify the Company at least forty-five (45) days prior to the month and day of mailing the prior year's proxy statement, the proxies of the Company's management would be permitted to use their discretionary authority at the Company's next annual meeting of shareholders if the proposal were raised at the meeting without any discussion of the matter in the proxy statement. For purposes of the Company's 2010 Annual Meeting of Shareholders, the deadline is January 25, 2010.

 VOTING BY PROXY AND CONFIRMATION OF BENEFICIAL OWNERSHIP

        To ensure that your Shares will be represented at the Annual Meeting, please complete, sign, and return the enclosed Proxy in the envelope provided for that purpose whether or not you expect to attend. Shares represented by a valid proxy will be voted as specified.

        Any shareholder may revoke a proxy by a later-dated proxy or by giving notice of revocation to the Company in writing (addressed to the Company at 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277 Attention: Secretary) or by attending the Annual Meeting and voting in person.

        The number of votes that each shareholder will be entitled to cast at the Annual Meeting will depend on when the Shares were acquired and whether or not there has been a change in beneficial ownership since the date of acquisition, with respect to each of such holder's Shares.

        Shareholders whose Shares are held by brokers or banks or in nominee name are requested to confirm to the Company how many of the Shares they own as of February 25, 2009 were beneficially owned before February 25, 2005, entitling such shareholder to five votes per Share, and how many were acquired after February 24, 2005, entitling such shareholder to one vote per Share. If no confirmation of beneficial ownership is received from a shareholder prior to the Annual Meeting, it will be deemed by the Company that beneficial ownership of all such Shares was effected after February 24, 2005, and the shareholder will be entitled to one vote for each Share. If a shareholder provides incorrect information, he or she may provide correct information at any time prior to the voting of his or her Shares at the Annual Meeting.

        Proxy Cards are being furnished to shareholders of record on February 25, 2009 whose Shares on the records of the Company show the following:

            (i)  that such shareholder had beneficial ownership of such Shares before February 25, 2005, and there has been no change since that date, thus entitling such shareholder to five votes for each Share; or

           (ii)  that beneficial ownership of such Shares was effected after February 24, 2005, thus entitling such shareholder to one vote for each Share; or

          (iii)  that the dates on which beneficial ownership of such Shares were effected are such that such shareholder is entitled to five votes for some Shares and one vote for other Shares.

        Printed on the Proxy Card for each individual shareholder of record is the number of Shares for which he or she is entitled to cast five votes each and/or one vote each, as the case may be, as shown on the records of the Company.

        Shareholders of record are urged to review the number of Shares shown on their Proxy Cards in the five-vote and one-vote categories. If the number of Shares shown in a voting category is believed to be incorrect, the shareholder should notify the Company in writing of that fact and either enclose the notice along with the Proxy Card in the postage-paid, return envelope, or mail the notice directly to the Company at the address indicated above. The shareholder should identify the Shares improperly classified for voting purposes and provide information as to the date beneficial ownership was acquired. Any notification of improper classification of votes must be made at least three (3) business days prior to the Annual Meeting or the shareholder will be entitled at the Annual Meeting to the number of votes indicated on the records of the Company.

        In certain cases record ownership may change but beneficial ownership for voting purposes does not change. The Restated Certificate of Incorporation of the Company states the exceptions where beneficial ownership is deemed not to have changed upon the transfer of Shares. Shareholders should consult the pertinent provision of the Restated Certificate of Incorporation attached as Exhibit B to this Proxy Statement for those exceptions.

        By resolution duly adopted by the Board of Directors of the Company pursuant to subparagraph B(v) of Article Fourth of the Restated Certificate of Incorporation, the following procedures have been adopted for use in determining the number of votes to which a shareholder is entitled.

            (i)  The Company may accept the written and signed statement of a shareholder to the effect that no change in beneficial ownership has occurred during the four years immediately preceding the date on which a determination is made of the shareholders of the Company who are entitled to vote or take any other action. Such statement may be abbreviated to state only the number of Shares as to which such shareholder is entitled to exercise five votes or one vote.

           (ii)  In the event the Vice President, Treasurer of the Company, in his or her sole discretion, taking into account the standards set forth in the Company's Restated Certificate of Incorporation, deems any such statement to be inadequate or for any reason deems it in the best interest of the Company to require further evidence of the absence of change of beneficial ownership during the four-year period preceding the record date, he or she may require such additional evidence and, until it is provided in form and substance satisfactory to him or her, a change in beneficial ownership during such period shall be deemed to have taken place.

          (iii)  Information supplementing that contemplated by paragraph (i) and additional evidence contemplated by paragraph (ii) may be provided by a shareholder at any time but must be furnished at least three business days prior to any meeting of shareholders at which such Shares are to be voted for any change to be effective at such meeting.

VOTING PROCEDURES

        The presence, in person or by proxy, of the owners of a majority of the votes entitled to be cast is necessary for a quorum at the Annual Meeting.

        All Shares in the Company's Employee Incentive Savings Plan that have been allocated to the account of a participant for which the Trustee receives voting instructions will be voted in accordance with those instructions and all such Shares for which the Trustee does not receive voting instructions will not be voted.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business which will be or is intended to be presented at the Annual Meeting. Should any further business come before the Annual Meeting or any adjourned meeting, it is the intention of the proxies named in the enclosed Proxy to vote according to their best judgment.

                      By Order of the Board of Directors
                      Steven J. Ford,
                      Secretary

Dated: February 27, 2009

 EXHIBIT A

CARLISLE COMPANIES INCORPORATED
EXECUTIVE INCENTIVE PROGRAM
(As Amended Through February 4, 2009)

        1.    Purpose of the Plan.    The purpose of this Plan is to attract, retain and motivate officers and other key employees of Carlisle Companies Incorporated (the "Company") and its Subsidiaries and to provide to such persons incentives and rewards for superior performance and contribution.

        2.    Definitions.    Capitalized terms used herein shall have the meanings assigned to such terms in this Section 2.

          "Affiliate" has the meaning given such term under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          "Applicable Laws" means the requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Shares are listed or quoted and the applicable laws of any other country or jurisdiction where awards are granted under the Plan.

          "Appreciation Right" means a right granted pursuant to Section 6 of this Plan.

          "Associate" has the meaning given such term under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

          "Beneficial Owner" has the meaning given such term under Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

          "Board" means the Board of Directors of the Company.

          "Change in Control" shall occur in the event: (i) any Person shall become directly or indirectly the Beneficial Owner of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities for the election of directors or fifty percent (50%) or more of the Company's then outstanding Common Shares, or (ii) any Person completes a tender offer pursuant to Regulation 14D promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor provision thereto, which results in such Person becoming the Beneficial Owner of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities for the election of directors or fifty percent (50%) or more of the Company's then outstanding Common Shares.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the Compensation Committee of the Board or such other committee described in Section 14 of the Plan.

          "Common Shares" means the common stock, par value of one dollar ($1.00), of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 10 of this Plan.

          "Covered Employee" means a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

          "Date of Grant" means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Units or Performance Shares or a grant or sale of Restricted Shares shall become effective.

          "Director" means a member of the Board of Directors of the Company.

          "Disability" means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. No Participant shall be considered to have a Disability unless he or she furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.

          "Evidence of Award" means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of the Option Rights, Appreciation Rights, Performance Units, Performance Shares or Restricted Shares. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

          "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

          "Group" means persons and entities that act in concert as described in Section 14(d)(2) of the Exchange Act (other than the Company or any Subsidiary thereof and other than any profit-sharing, employee stock ownership or any other employee benefit plan of the Company or such Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity and other than any executive officer of the Company).

          "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

          "Management Objectives" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Units or Performance Shares or, when so determined by the Committee, Option Rights, Appreciation Rights and Restricted Shares pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of or growth in one or more of the following criteria: revenues, earnings from operations, earnings before or after interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, economic value added, return on total capital, return on invested capital, return on equity, return on assets, total return to shareholders, earnings before or after interest, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures. Management Objectives may be stated as a combination of the listed factors. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Section 10 of this Plan) render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee to the extent that such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

          "Market Value per Share" means, as of any particular date, (i) the closing sale price per Common Share as reported on the New York Stock Exchange or such other exchange on which Common Shares are then trading, if any, or, if applicable, the NASDAQ National Market System, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Committee.

          "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

          "Option Price" means the purchase price payable on exercise of an Option Right.

          "Option Right" means the right to purchase Common Shares from the Company upon the exercise of an option granted pursuant to Section 4 of this Plan.

          "Participant" means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an employee of the Company or any of its Subsidiaries (including an executive officer) or a person who has been offered employment by the Company or a Subsidiary, provided that such prospective employee may not receive any payment or exercise the right relating to any award until such person has commenced employment with the Company or a Subsidiary.

          "Performance Period" means, in respect of a Performance Unit or Performance Share, a period of time established pursuant to Section 7 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

          "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 7 of this Plan.

          "Performance Unit" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 7 of this Plan.

          "Person" means and includes any individual, corporation, partnership or other person or entity and any Group and all Affiliates and Associates of any such individual, corporation, partnership, or other person or entity or Group.

          "Plan" means this Carlisle Companies Incorporated Executive Incentive Program, as amended from time to time.

          "Restricted Shares" means Common Shares granted or sold pursuant to Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 5 has expired.

          "Retirement" means retirement after attaining normal retirement age under the provisions of any retirement plan of the Company or its Subsidiaries.

          "Spread" means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for in the Appreciation Right.

          "Subsidiary" means a corporation, company or other entity which is designated by the Committee and in which the Company has a direct or indirect ownership or other equity interest, provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

        3.    Shares Available Under the Plan.

          (a)   Subject to adjustment as provided in Section 3(b) and Section 10 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) in payment of Performance Units or Performance Shares that have been earned, (iv) in payment of awards granted under Section 8 of the Plan or (v) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 3,096,352 Common Shares (which amount represents the sum of 346,352 (the number of Common Shares available for issuance under the Program immediately prior to the Program's being amended on February 4, 2009) plus 2,750,000 (the increase in the number of Common Shares available for issuance under the Plan made by an amendment to the Program adopted on February 4, 2009)), plus any shares described in Section 3(b). Such shares may be shares of original issuance, treasury shares or a combination of the foregoing.

          (b)   The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in the number of Common Shares available in Section 3(a) above or otherwise specified in the Plan or in any award granted hereunder if the number of Common Shares actually delivered differs from the number of Common Shares previously counted in connection with an award. Common Shares subject to an award (whether granted under the Plan before or after the amendment to the Plan adopted on February 4, 2009) that is canceled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of Common Shares to the Participant will again be available for awards. Common Shares withheld in payment of the exercise price or taxes relating to an award (whether granted under the Plan before or after February 4, 2009) and Common Shares surrendered in payment of any exercise price or taxes relating to an award (whether granted under the Plan before or after February 4, 2009) shall be deemed to constitute Common Shares delivered to the Participant and shall not be available for awards under the Plan. In addition, if the amount payable upon exercise of an Appreciation Right is paid in Common Shares, the total number of Common Shares subject to the Appreciation Right shall be deemed to constitute Common Shares delivered to the Participant (regardless of the number of Common Shares actually paid to the Participant) and shall not be available for awards under the Plan. This Section 3(b) shall apply to the number of Common Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

          (c)   Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 10 of this Plan, the aggregate number of Performance Shares and Performance Units that may be granted and paid out under this Plan, and the number of Restricted Shares and Common Shares awarded under Section 8 of the Plan (after taking forfeitures into account) shall not exceed, in the aggregate, 1,000,000.

          (d)   Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive (i) an award of Option Rights and Appreciation Rights, in the aggregate, for more than 200,000 Common Shares, (ii) an award of Performance Shares or Restricted Shares specifying Management Objectives covering more than 60,000 Common Shares or (iii) Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $1,000,000.

        4.    Option Rights.    The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights to purchase Common

Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

          (a)   Each grant shall specify the number of Common Shares to which it pertains, subject to adjustments as provided in Section 10 of this Plan.

          (b)   Each grant shall specify an Option Price per share, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

          (c)   Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee not less than 6 months, or (iii) by a combination of such methods of payment.

          (d)   To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

          (e)   To the extent permitted by law, any grant may provide for payment of the Option Price, at the election of the Optionee, in installments, with or without interest, upon terms determined by the Committee.

          (f)    Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

          (g)   Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable.

          (h)   Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

          (i)    Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

          (j)    No Option Right shall be exercisable more than 10 years from the Date of Grant.

          (k)   Each grant of Option Rights shall be evidenced by an Evidence of Award which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

          (l)    No Option Right may provide for the payment of dividend equivalents to the Optionee.

        5.    Restricted Shares.    The Committee may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

          (a)   Each such grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

          (b)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

          (c)   Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the

  Code for a period of not less than two years, except in the event of a Change in Control, to be determined by the Committee at the Date of Grant.

          (d)   Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

          (e)   Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

          (f)    Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

          (g)   Each grant or sale of Restricted Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

        6.    Appreciation Rights.

          (a)   The Committee may authorize the granting to any Participant of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

          (b)   Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

              (i)  Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

             (ii)  Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

            (iii)  Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

            (iv)  Each grant of an Appreciation Right shall be evidenced by an Evidence of Award, which shall describe such Appreciation Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

             (v)  No Appreciation Right may provide for the payment of dividend equivalents to the Participant.

            (vi)  Each grant shall specify a Base Price, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

           (vii)  Successive grants may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

          (viii)  No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

        7.    Performance Units and Performance Shares.    The Committee may also authorize the granting to Participants of Performance Units and Performance Shares that will become payable (or payable early) to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

          (a)   Each grant shall specify the number of Performance Units or Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

          (b)   The Performance Period with respect to each Performance Unit or Performance Share shall be such period of time (not less than one year, except in the event of a Change in Control) commencing with the Date of Grant as shall be determined by the Committee at the time of grant.

          (c)   Any grant of Performance Units or Performance Shares shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Units or Performance Shares that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Units or Performance Shares shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Committee must determine that the Management Objectives have been satisfied.

          (d)   Each grant shall specify the time and manner of payment of Performance Units or Performance Shares that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

          (e)   Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

          (f)    Each grant of Performance Units or Performance Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

          (g)   The Committee may, at or after the Date of Grant of Performance Units or Performance Shares, provide for the payment of contingent dividends or dividend equivalents to the holder thereof either in cash or in additional Common Shares, provided such dividends or dividend equivalents shall be paid to the Participant only if the Performance Units or Performance Shares with respect to which such dividends or dividend equivalents are payable are earned by the Participant.

        8.    Other Awards.

          (a)   The Committee is authorized, subject to limitations under applicable law, to grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Company. The Committee shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 8 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Committee shall determine.

          (b)   Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 8 of the Plan.

          (c)   The Committee is authorized to grant Common Shares as a bonus, or to grant Common Shares or other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

        9.    Transferability.

          (a)   Except as otherwise determined by the Committee, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

          (b)   The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights or upon payment under any grant of Performance Units or Performance Shares or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 5 of this Plan, shall be subject to further restrictions on transfer.

        10.    Adjustments.    The Committee may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Performance Shares, and share-based awards described in Section 8 of the Plan granted hereunder, in the Option Price and Base Price provided in outstanding Option Rights or Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non-recurring dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing (a "Corporate Transaction"). Notwithstanding the foregoing, to the extent that a Corporate Transaction involves a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Common Shares underlying outstanding awards under this Plan to change, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend (an "Equity Restructuring"), the Committee shall be required to make or provide for such adjustments set forth in the preceding sentence that, in its sole discretion, are required to equalize the value of the outstanding awards under this Plan before and after the Equity Restructuring. In the event of any Corporate Transaction, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 10; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify. Notwithstanding the foregoing, no adjustment shall be required pursuant to this Section 10 if such action would cause an award to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Section 409A of the Code with respect to an outstanding award.

        11.    Fractional Shares.    The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

        12.    Withholding Taxes.    The Company shall have the right to deduct from any payment under this Plan an amount equal to the federal, state, local, foreign and other taxes which in the opinion of the Company are required to be withheld by it with respect to such payment and to the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. In no event, however, shall the Company accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, in the discretion of the Committee, a Participant or such other person may surrender Common Shares owned for more than 6 months to satisfy any tax obligations resulting from any such transaction.

        13.    Foreign Employees.    In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

14.   Administration of the Plan.

          (a)   This Plan shall be administered by the Compensation Committee of the Board (or a subcommittee thereof), which Committee shall consist of not less than two Directors appointed by the Board each of whom shall be a "non-employee director" as defined in Rule 16b-3 of the Exchange Act and an "outside director" as defined in the regulations under Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee. The Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board.

          (b)   The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Performance Units, Performance Shares or any awards granted under Section 8 of the Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

15.   Amendments and Other Matters.

          (a)   The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment thereof for shareholder approval shall not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans or otherwise with or without shareholder approval. Without limiting the generality of the foregoing, the Board may amend this Plan to eliminate provisions that are no longer necessary as a result in changes in tax or securities laws or regulations, or in the interpretation thereof.

          (b)   The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right shall be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 15(b) is intended to prohibit the repricing of "underwater" Option Rights and shall not be construed to prohibit the adjustments provided for in Section 10 of this Plan.

          (c)   The Committee also may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

          (d)   The Committee may condition the grant of any award or combination of awards authorized under this Plan on the deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

          (e)   In case of termination of employment by reason of death, Disability or Retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Performance Units or Performance Shares which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 5 of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time at which such Performance Units or Performance Shares will be deemed to have been fully earned or the time when such transfer restriction will terminate. In addition, the Committee may waive any other limitation or requirement under any award described in the preceding sentence, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement. In the event that a Participant who holds an Option Right terminates employment by reason of death, Disability or Retirement, such Option Right shall become immediately exercisable in full and shall remain exercisable until the earlier of one year following such termination of employment or the tenth anniversary of the Date of Grant of such Option Right. In the event that a Participant who holds an Option Right terminates employment other than by reason of death, Disability or Retirement, such Option Right shall terminate to the extent not then vested and, to the extent vested immediately prior to such termination of employment shall remain exercisable until the earlier of 90 days following such termination of employment or the tenth anniversary of the Date of Grant of such Option Right. In addition, the Committee may, in its sole discretion, modify any Option Right or Appreciation Right to extend the period following termination of a Participant's employment to the Company or any Subsidiary during which such award will remain outstanding and be exercisable, provided that no such extension shall result in any award being exercisable more than ten years after the Date of Grant.

          (f)    In the event of a Change in Control of the Company, each unexpired Option Right and Appreciation Right shall become exercisable in full, all restrictions on Restricted Shares shall lapse and all Management Objectives of all Performance Shares, Performance Units and other awards granted under the Plan shall be deemed to have been fully earned.

          (g)   This Plan shall not confer upon any Participant any right with respect to continuance of employment with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment at any time.

          (h)   To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

          (i)    Subject to Section 17, this Plan shall continue in effect until the date on which all Common Shares available for issuance or transfer under this Plan have been issued or transferred and the Company has no further obligation hereunder.

          (j)    Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

          (k)   This Plan and each Evidence of Award shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

          (l)    If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

          (m)  In the event that any Participant's service with the Company and its Subsidiaries terminates in connection with a determination by the Committee that any conduct of the Participant constitutes Grounds for Forfeiture, all rights of such Participant under the Plan (including rights with respect to outstanding awards) will terminate. As used herein, the term "Grounds for Forfeiture" shall mean any of the following conduct of any Participant: (i) using for profit or disclosing confidential information or trade secrets of the Company and its Subsidiaries to unauthorized persons, (ii) breaching any contract with or violating any legal obligation to the Company and its Subsidiaries, (iii) failing to make himself or herself available to consult with, supply information to, or otherwise cooperate with the Company and its Subsidiaries at reasonable times and upon a reasonable basis, (iv) while employed by the Company or its Subsidiaries, engaging, directly or indirectly, as an officer, employee, or consultant, or otherwise having, directly or indirectly, ownership or interest in any business that is competitive with the manufacture, sale or distribution of products and services of the type in which the Company and its Subsidiaries are engaged or which may be developed or be in the process of development by the Company and its Subsidiaries during the Participant's employment; provided, however, that the Participant may own beneficially or maintain voting power of the shares of common stock of companies listed on national securities exchanges or publicly traded that do not exceed five percent (5%) of the outstanding shares of such companies or (v) engaging in any other activity which would have constituted grounds for his or her discharge for cause by the Company and its Subsidiaries.

          (n)   In the event that any amount payable under the Plan, when added to all other amounts payable to the Participant, would, if made, constitute an "excess parachute payment" within the meaning of Sections 280G and 4999 of the Code, the amounts payable hereunder may, in the sole discretion of the Company, be adjusted, reduced or not accelerated by the amount necessary to cause the Participant to receive $1,000 less than 300% of the Participant's "base amount" as that term is used in Section 280G of the Code. The Committee shall, in its sole discretion, determine the manner in which any such reduction shall be made.

        16.    Applicable Laws.    The obligations of the Company with respect to awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required.

        17.    Termination.    No grant shall be made under this Plan after February 3, 2019, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

 EXHIBIT B

Subparagraph B of Article Fourth of the Restated Certificate
of Incorporation of Carlisle Companies Incorporated

        (I)   EACH OUTSTANDING SHARE OF COMMON STOCK SHALL ENTITLE THE HOLDER THEREOF TO FIVE (5) VOTES ON EACH MATTER PROPERLY SUBMITTED TO THE SHAREHOLDERS OF THE CORPORATION FOR THEIR VOTE, WAIVER, RELEASE OR OTHER ACTION: EXCEPT THAT NO HOLDER OF OUTSTANDING SHARES OF COMMON STOCK SHALL BE ENTITLED TO EXERCISE MORE THAN ONE (1) VOTE ON ANY SUCH MATTER IN RESPECT OF ANY SHARE OF COMMON STOCK WITH RESPECT TO WHICH THERE HAS BEEN A CHANGE IN BENEFICIAL OWNERSHIP DURING THE FOUR (4) YEARS IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF THE SHAREHOLDERS OF THE CORPORATION WHO ARE ENTITLED TO VOTE OR TO TAKE ANY OTHER ACTION.

        (II)  A CHANGE IN BENEFICIAL OWNERSHIP OF ANY OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED WHENEVER A CHANGE OCCURS IN ANY PERSON OR PERSONS WHO, DIRECTLY OR INDIRECTLY, THROUGH ANY CONTRACT, AGREEMENT, ARRANGEMENT, UNDERSTANDING, RELATIONSHIP OR OTHERWISE HAS OR SHARES ANY OF THE FOLLOWING:

          (A)  VOTING POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO VOTE OR TO DIRECT THE VOTING POWER OF SUCH SHARE OF COMMON STOCK.

          (B)  INVESTMENT POWER, WHICH INCLUDES, WITHOUT LIMITATION, THE POWER TO DIRECT THE SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK.

          (C)  THE RIGHT TO RECEIVE OR TO RETAIN THE PROCEEDS OF ANY SALE OR OTHER DISPOSITION OF SUCH SHARE OF COMMON STOCK.

          (D)  THE RIGHT TO RECEIVE OR TO RETAIN ANY DISTRIBUTIONS, INCLUDING, WITHOUT LIMITATION, CASH DIVIDENDS, IN RESPECT OF SUCH SHARE OF COMMON STOCK.

        (III) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING SECTION (II) OF THIS SUBPARAGRAPH B, THE FOLLOWING EVENTS OR CONDITIONS SHALL BE DEEMED TO INVOLVE A CHANGE IN BENEFICIAL OWNERSHIP OF A SHARE OF COMMON STOCK.

          (A)  IN THE ABSENCE OF PROOF TO THE CONTRARY PROVIDED IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN SECTION (V) OF THIS SUBPARAGRAPH B, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED WHENEVER AN OUTSTANDING SHARE OF COMMON STOCK IS TRANSFERRED OF RECORD INTO THE NAME OF ANY OTHER PERSON.

          (B)  IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF A CORPORATION, GENERAL PARTNERSHIP, LIMITED PARTNERSHIP, VOTING TRUSTEE, BANK, TRUST COMPANY, BROKER, NOMINEE OR CLEARING AGENCY, IF IT HAS NOT BEEN ESTABLISHED PURSUANT TO THE PROCEDURES SET FORTH IN SECTION (V) OF THIS SUBPARAGRAPH B THAT THERE HAS BEEN NO CHANGE IN THE PERSON OR PERSONS WHO OR THAT DIRECT THE EXERCISE OF THE RIGHTS REFERRED TO IN CLAUSES (II) (A) THROUGH (II) (D), INCLUSIVE, OF THIS SUBPARAGRAPH B WITH RESPECT TO SUCH OUTSTANDING SHARE OF COMMON STOCK DURING THE PERIOD OF FOUR (4) YEARS IMMEDIATELY PRECEDING THE DATE ON WHICH A DETERMINATION IS MADE OF

  THE SHAREHOLDERS OF THE CORPORATION ENTITLED TO VOTE OR TO TAKE ANY OTHER ACTION (OR SINCE MAY 30, 1986 FOR ANY PERIOD ENDING ON OR BEFORE MAY 30, 1990), THEN A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED DURING SUCH PERIOD.

          (C)  IN THE CASE OF AN OUTSTANDING SHARE OF COMMON STOCK HELD OF RECORD IN THE NAME OF ANY PERSON AS A TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN UNDER THE UNIFORM GIFTS TO MINORS ACT AS IN EFFECT IN ANY JURISDICTION, A CHANGE IN BENEFICIAL OWNERSHIP SHALL BE DEEMED TO HAVE OCCURRED WHENEVER THERE IS A CHANGE IN THE BENEFICIARY OF SUCH TRUST, THE PRINCIPAL OF SUCH AGENT, THE WARD OF SUCH GUARDIAN, THE MINOR FOR WHOM SUCH CUSTODIAN IS ACTING OR IN SUCH TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN.

          (D)  IN THE CASE OF OUTSTANDING SHARES OF COMMON STOCK BENEFICIALLY OWNED BY A PERSON OR GROUP OF PERSONS WHO, AFTER ACQUIRING, DIRECTLY OR INDIRECTLY, THE BENEFICIAL OWNERSHIP OF FIVE PERCENT (5%) OF THE OUTSTANDING SHARES OF COMMON STOCK, FAILS TO NOTIFY THE CORPORATION OF SUCH OWNERSHIP WITHIN TEN (10) DAYS AFTER SUCH ACQUISITION, A CHANGE IN BENEFICIAL OWNERSHIP OF SUCH SHARES OF COMMON STOCK SHALL BE DEEMED TO OCCUR ON EACH DAY WHILE SUCH FAILURE CONTINUES.

        (IV) NOTWITHSTANDING ANY OTHER PROVISION IN THIS SUBPARAGRAPH B TO THE CONTRARY, NO CHANGE IN BENEFICIAL OWNERSHIP OF AN OUTSTANDING SHARE OF COMMON STOCK SHALL BE DEEMED TO HAVE OCCURRED SOLELY AS A RESULT OF:

          (A)  ANY EVENT THAT OCCURRED PRIOR TO MAY 30, 1986 OR PURSUANT TO THE TERMS OF ANY CONTRACT (OTHER THAN A CONTRACT FOR THE PURCHASE AND SALE OF SHARES OF COMMON STOCK CONTEMPLATING PROMPT SETTLEMENT), INCLUDING CONTRACTS PROVIDING FOR OPTIONS, RIGHTS OF FIRST REFUSAL, AND SIMILAR ARRANGEMENTS, IN EXISTENCE ON MAY 30, 1986 AND TO WHICH ANY HOLDER OF SHARES OF COMMON STOCK IS A PARTY; PROVIDED, HOWEVER, THAT ANY EXERCISE BY AN OFFICER OR EMPLOYEE OF THE CORPORATION OR ANY SUBSIDIARY OF THE CORPORATION OF AN OPTION TO PURCHASE COMMON STOCK AFTER MAY 30, 1986 SHALL, NOTWITHSTANDING THE FOREGOING AND CLAUSE (IV) (F) HEREOF, BE DEEMED A CHANGE IN BENEFICIAL OWNERSHIP IRRESPECTIVE OF WHEN THAT OPTION WAS GRANTED TO SAID OFFICER OR EMPLOYEE.

          (B)  ANY TRANSFER OF ANY INTEREST IN AN OUTSTANDING SHARE OF COMMON STOCK PURSUANT TO A BEQUEST OR INHERITANCE, BY OPERATION OF LAW UPON THE DEATH OF ANY INDIVIDUAL, OR BY ANY OTHER TRANSFER WITHOUT VALUABLE CONSIDERATION, INCLUDING, WITHOUT LIMITATION, A GIFT THAT IS MADE IN GOOD FAITH AND NOT FOR THE PURPOSE OF CIRCUMVENTING THE PROVISION OF THIS ARTICLE FOURTH.

          (C)  ANY CHANGES IN THE BENEFICIARY OF ANY TRUST, OR ANY DISTRIBUTION OF AN OUTSTANDING SHARE OF COMMON STOCK FROM TRUST, BY REASON OF THE BIRTH, DEATH, MARRIAGE OR DIVORCE OF ANY NATURAL PERSON, THE ADOPTION OF ANY NATURAL PERSON PRIOR TO AGE EIGHTEEN (18) OR THE PASSAGE OF A GIVEN PERIOD OF TIME OR THE ATTAINMENT BY ANY

  NATURAL PERSON OF A SPECIFIC AGE, OR THE CREATION OR TERMINATION OF ANY GUARDIANSHIP OR CUSTODIAL ARRANGEMENT.

          (D)  ANY APPOINTMENT OF A SUCCESSOR TRUSTEE, AGENT, GUARDIAN OR CUSTODIAN WITH RESPECT TO AN OUTSTANDING SHARE OF COMMON STOCK IF NEITHER SUCH SUCCESSOR HAS NOR ITS PREDECESSOR HAD THE POWER TO VOTE OR TO DISPOSE OF SUCH SHARE OF COMMON STOCK WITHOUT FURTHER INSTRUCTIONS FROM OTHERS.

          (E)  ANY CHANGE IN THE PERSON TO WHOM DIVIDENDS OR OTHER DISTRIBUTIONS IN RESPECT OF AN OUTSTANDING SHARE OF COMMON STOCK ARE TO BE PAID PURSUANT TO THE ISSUANCE OR MODIFICATION OF A REVOCABLE DIVIDEND PAYMENT ORDER.

          (F)  ANY ISSUANCE OF A SHARE OF COMMON STOCK BY THE CORPORATION OR ANY TRANSFER BY THE CORPORATION OF A SHARE OF COMMON STOCK HELD IN TREASURY, UNLESS OTHERWISE DETERMINED BY THE BOARD OF DIRECTORS AT THE TIME OF AUTHORIZING SUCH ISSUANCE OR TRANSFER.

          (G)  ANY GIVING OF A PROXY IN CONNECTION WITH A SOLICITATION OF PROXIES SUBJECT TO THE PROVISIONS OF SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE RULES AND REGULATIONS THEREUNDER PROMULGATED.

          (H)  ANY TRANSFER, WHETHER OR NOT WITH CONSIDERATION, AMONG INDIVIDUALS RELATED OR FORMERLY RELATED BY BLOOD, MARRIAGE OR ADOPTION ("RELATIVES") OR BETWEEN A RELATIVE AND ANY PERSON (AS DEFINED IN ARTICLE SEVENTH) CONTROLLED BY ONE OR MORE RELATIVES WHERE THE PRINCIPAL PURPOSE FOR THE TRANSFER IS TO FURTHER THE ESTATE TAX PLANNING OBJECTIVES OF THE TRANSFEROR OR OF RELATIVES OF THE TRANSFEROR.

          (I)   ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE DEATH OF THE PREDECESSOR TRUSTEE (WHICH PREDECESSOR TRUSTEE SHALL HAVE BEEN A NATURAL PERSON).

          (J)   ANY APPOINTMENT OF A SUCCESSOR TRUSTEE WHO OR WHICH WAS SPECIFICALLY NAMED IN A TRUST INSTRUMENT PRIOR TO MAY 30, 1986.

          (K)  ANY APPOINTMENT OF A SUCCESSOR TRUSTEE AS A RESULT OF THE RESIGNATION, REMOVAL OR FAILURE TO QUALIFY OF A PREDECESSOR TRUSTEE OR AS A RESULT OF MANDATORY RETIREMENT PURSUANT TO THE EXPRESS TERMS OF A TRUST INSTRUMENT: PROVIDED, THAT LESS THAN FIFTY PERCENT (50%) OF THE TRUSTEES ADMINISTERING ANY SINGLE TRUST WILL HAVE CHANGED (INCLUDING IN SUCH PERCENTAGE THE APPOINTMENT OF THE SUCCESSOR TRUSTEE) DURING THE FOUR (4) YEAR PERIOD PRECEDING THE APPOINTMENT OF SUCH SUCCESSOR TRUSTEE.

        (V)  FOR PURPOSES OF THIS SUBPARAGRAPH B, ALL DETERMINATIONS CONCERNING CHANGE IN BENEFICIAL OWNERSHIP, OR THE ABSENCE OF ANY SUCH CHANGE, SHALL BE MADE BY THE BOARD OF DIRECTORS OF THE CORPORATION OR, AT ANY TIME WHEN THE CORPORATION EMPLOYS A TRANSFER AGENT WITH RESPECT TO THE SHARES OF COMMON STOCK, AT THE CORPORATION'S REQUEST, BY SUCH TRANSFER AGENT ON THE CORPORATION'S BEHALF. WRITTEN PROCEDURES DESIGNED TO FACILITATE SUCH DETERMINATION SHALL BE ESTABLISHED AND MAY

BE AMENDED FROM TIME TO TIME, BY THE BOARD OF DIRECTORS. SUCH PROCEDURES SHALL PROVIDE, AMONG OTHER THINGS, THE MANNER OF PROOF OF FACTS THAT WILL BE ACCEPTED AND THE FREQUENCY WITH WHICH SUCH PROOF MAY BE REQUIRED TO BE RENEWED. THE CORPORATION AND ANY TRANSFER AGENT SHALL BE ENTITLED TO RELY ON ANY AND ALL INFORMATION CONCERNING BENEFICIAL OWNERSHIP OF THE OUTSTANDING SHARES OF COMMON STOCK COMING TO THEIR ATTENTION FROM ANY SOURCE AND IN ANY MANNER REASONABLY DEEMED BY THEM TO BE RELIABLE, BUT NEITHER THE CORPORATION NOR ANY TRANSFER AGENT SHALL BE CHARGED WITH ANY OTHER KNOWLEDGE CONCERNING THE BENEFICIAL OWNERSHIP OF OUTSTANDING SHARES OF COMMON STOCK.

        (VI)  IN THE EVENT OF ANY STOCK SPLIT OR STOCK DIVIDEND WITH RESPECT TO THE OUTSTANDING SHARES OF COMMON STOCK, EACH SHARE OF COMMON STOCK ACQUIRED BY REASON OF SUCH SPLIT OR DIVIDEND SHALL BE DEEMED TO HAVE BEEN BENEFICIALLY OWNED BY THE SAME PERSON FROM THE SAME DATE AS THAT ON WHICH BENEFICIAL OWNERSHIP OF THE OUTSTANDING SHARE OR SHARES OF COMMON STOCK, WITH RESPECT TO WHICH SUCH SHARE OF COMMON STOCK WAS DISTRIBUTED, WAS ACQUIRED.

        (VII)  EACH OUTSTANDING SHARE OF COMMON STOCK, WHETHER AT ANY PARTICULAR TIME THE HOLDER THEREOF IS ENTITLED TO EXERCISE FIVE (5) VOTES OR ONE (1) VOTE, SHALL BE IDENTICAL TO ALL OTHER SHARES OF COMMON STOCK IN ALL RESPECTS, AND TOGETHER THE OUTSTANDING SHARES OF COMMON STOCK SHALL CONSTITUTE A SINGLE CLASS OF SHARES OF THE CORPORATION.

Unless otherwise specified below, this Proxy will be voted FOR the election as Directors of the nominees listed below and FOR proposals to 2 and 3.

CARLISLE COMPANIES INCORPORATED

THIS PROXY FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

At the Annual Meeting of Shareholders of Carlisle Companies Incorporated to be held on Monday, April 20, 2009 at 12:00 Noon at the offices of the Company, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina and all adjournments thereof, David A. Roberts and Steven J. Ford, and each of them, are authorized to represent me and vote my shares on the following:

Proposals

1.                                       The election of four (4) Directors.  The nominees are:

Paul J. Choquette, Jr., Stephen P. Munn, Lawrence A. Sala and Magalen C. Webert.

2.                                       Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.

3.                                       Approve an amendment to the Company’s Executive Incentive Program to increase the number of shares authorized for issuance under the Program.

4.                                       Any other matter properly brought before this meeting.

Important notice regarding the availability of proxy materials for the 2009 annual meeting of shareholders of Carlisle Companies Incorporated to be held on April 20, 2009.  This year the Company is making available proxy materials relating to the annual meeting on the Internet.  Please go to http://www.carlisle.com/2009proxymaterials/ to view and obtain the proxy materials on-line.

(INSTRUCTION:  In the tables below indicate the number of shares voted FOR, AGAINST or ABSTAIN as to each nominee for Director and the number of shares voted FOR, AGAINST or ABSTAIN for proposals 2 and 3.)

Shares beneficially owned before February 25,
2005. (Post number of shares,
not number of votes)

		FOR	AGAINST	ABSTAIN
1.	Directors
Paul J. Choquette, Jr.
Stephen P. Munn
Lawrence A. Sala
Magalen C. Webert

2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.	FOR	AGAINST	ABSTAIN

3.	Approve an amendment to the Company’s Executive Incentive Program to increase the number of shares authorized for issuance under the Program.	FOR	AGAINST	ABSTAIN

Shares beneficially owned and acquired
after February 24, 2005 (Post number of shares,
not number of votes)

		FOR	AGAINST	ABSTAIN
1.	Directors
Paul J. Choquette, Jr.
Stephen P. Munn
Lawrence A. Sala
Magalen C. Webert

2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.	FOR	AGAINST	ABSTAIN

3.	Approve an amendment to the Company’s Executive Incentive Program to increase the number of shares authorized for issuance under the Program.	FOR	AGAINST	ABSTAIN

POST ONLY RECORD POSITION:

Dated	, 2009

Signature of Bank, Broker or Nominee

Time-Phased Voting Instructions

CARLISLE COMPANIES INCORPORATED

Voting Procedures - Beneficial Owners

Common Stock of Carlisle Companies Incorporated

To All Banks, Brokers and Nominees:

Carlisle Companies Incorporated (“Carlisle”) shareholders who were holders of record on February 25, 2009 and who acquired Carlisle Common Stock before February 25, 2005, will be entitled to cast five votes per share at the Annual Meeting to be held on April 20, 2009.  Those holders of record who acquired their shares after February 24, 2005 are, with certain exceptions, entitled to cast one vote per share on the Common Stock they own.

To enable Carlisle to tabulate the voting by beneficial owners of Common Stock held in your name, a special proxy has been devised for use in tabulating the number of shares entitled to five votes each and one vote each.  On this card, the beneficial owner must confirm the numbers of five-vote shares and one-vote shares, respectively, he or she is entitled to vote, and by the same signature, gives instructions as to the voting of those shares.  ALL UNINSTRUCTED SHARES WILL BE VOTED UNDER THE 10-DAY RULE.  ALL SHARES WHERE BENEFICIAL OWNERSHIP IS NOT CONFIRMED, WHETHER INSTRUCTED OR NOT, WILL BE LISTED AS ONE-VOTE SHARES.  THIS IS NOT TO BE REGARDED AS A NON-ROUTINE VOTE MERELY BECAUSE OF THE NATURE OF THE VOTING RIGHTS OF THE COMMON STOCK.  The confirmation of beneficial ownership is as follows:

VOTING CONFIRMATION

Please provide the number of shares beneficially owned for each category as of February 25, 2009.

          shares beneficially owned BEFORE February 25, 2005 entitled to five votes each.

          shares beneficially owned and acquired AFTER February 24, 2005 entitled to one vote each.

If no confirmation is provided, it will be deemed that beneficial ownership of all shares voted will be entitled to one vote each.

You do not have to tabulate votes.  Only record the number of shares shown on the “Voting Confirmation” Section of the Proxy Card.  If no shares are reported on the Proxy Card, record the shares for tabulation purposes as having been acquired AFTER February 24, 2005.

If you are a broker, do not confirm shares.  Only the beneficial owner confirms shares in each voting category shown on the Proxy Card.

If you are a bank, you may wish to follow your usual procedures and furnish the Proxy Card to the beneficial owner.  The beneficial owner will vote his beneficial ownership including the completion of the information required by the “Voting Confirmation.” The beneficial owner may return the Proxy Card either to you or to Carlisle Companies Incorporated c/o Computershare Investor Services, 7600 South Grant Street,  Burr Ridge, Illinois 60527.

February 27, 2009

<STOCK#> NNNNNNNNNNNN NNNNNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 NNNNNNN 0 2 0 8 3 3 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 01 - Paul J. Choquette, Jr. 04 - Magalen C. Webert 02 - Stephen P. Munn 03 - Lawrence A. Sala 1. Election of Directors: For Against Abstain 2. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year. For Against Abstain 3. Approve an amendment to the Company’s Executive Incentive Program to increase the number of shares authorized for issuance under the Program. For Against Abstain For Against Abstain For Against Abstain B Non-Director Proposals — The Board of Directors recommends a vote FOR the following proposals. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0105VE 4 2 A M + [1] FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. [1] Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below D Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + C Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed. Change of Address — Please print new address below.

[1] FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. [1] Meeting Details Proxy Solicited by The Board of Directors For The Annual Meeting of Shareholders – April 20, 2009 David A. Roberts and Steven J. Ford, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the common shares of the undersigned at the annual meeting of shareholders of CARLISLE COMPANIES INCORPORATED to be held at the Company’s principal office, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina, at 12:00 Noon on Monday, April 20, 2009, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed and FOR Proposals 2 and 3. Important notice regarding the availability of proxy materials for the 2009 annual meeting of shareholders of Carlisle Companies Incorporated to be held on April 20, 2009. This year the Company is making available proxy materials relating to the annual meeting on the Internet. Please go to http://www.carlisle.com/2009proxymaterials to view and obtain the proxy materials on-line. YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. (Continued and to be signed on reverse side.) Proxy — Carlisle Companies Incorporated

<STOCK#> NNNNNNNNNNNN 0 2 0 8 3 3 2 NNNNNNNNN C Voting Confirmation Please provide the number of shares beneficially owned for each category as of February 25, 2009. Shares beneficially owned BEFORE February 25, 2005 entitled to five votes each. Shares beneficially owned AFTER February 24, 2005 entitled to one vote each. If no confirmation is provided, all shares will be entitled to one vote each. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0105WE 1 U PX + [1] FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. [1] Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below D Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + 01 - Paul J. Choquette, Jr. 04 - Magalen C. Webert 02 - Stephen P. Munn 03 - Lawrence A. Sala 1. Election of Directors: For Against Abstain 2. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year. For Against Abstain 3. Approve an amendment to the Company’s Executive Incentive Program to increase the number of shares authorized for issuance under the Program. For Against Abstain For Against Abstain For Against Abstain B Non-Director Proposals — The Board of Directors recommends a vote FOR the following proposals. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

[1] FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. [1] Meeting Details Proxy Solicited by The Board of Directors For The Annual Meeting of Shareholders – April 20, 2009 David A. Roberts and Steven J. Ford, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the common shares of the undersigned at the annual meeting of shareholders of CARLISLE COMPANIES INCORPORATED to be held at the Company’s principal office, 13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina, at 12:00 Noon on Monday, April 20, 2009, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed and FOR Proposals 2 and 3. Important notice regarding the availability of proxy materials for the 2009 annual meeting of shareholders of Carlisle Companies Incorporated to be held on April 20, 2009. This year the Company is making available proxy materials relating to the annual meeting on the Internet. Please go to http://www.carlisle.com/2009proxymaterials to view and obtain the proxy materials on-line. YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. (Continued and to be signed on reverse side.) Proxy — Carlisle Companies Incorporated

QuickLinks

PROXY STATEMENT GENERAL
VOTING SECURITIES
SECURITY OWNERSHIP
BOARD OF DIRECTORS
Nominees for Election
Directors With Unexpired Terms
Director Compensation Table
EXECUTIVE OFFICER COMPENSATION DISCUSSION AND ANALYSIS
Consolidated Company Performance Measures(1)
Construction Materials Group Performance Measures(2)
Applied Technologies Group Performance Measures(3)
REPORT OF THE COMPENSATION COMMITTEE
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE AUDIT COMMITTEE
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL TWO TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL THREE TO APPROVE AN AMENDMENT TO THE CARLISLE COMPANIES INCORPORATED EXECUTIVE INCENTIVE PROGRAM TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN
SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2010 ANNUAL MEETING
VOTING BY PROXY AND CONFIRMATION OF BENEFICIAL OWNERSHIP
VOTING PROCEDURES
OTHER MATTERS
  EXHIBIT A
  EXHIBIT B